UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 SCHEDULE 14A
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MUELLER
Mueller Water Products

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

NOTICE OF ANNUAL MEETING

WHEN	WHERE	RECORD DATE
Tuesday, February 9, 2021; 10:00 A.M., Eastern Time	The Annual Meeting will be held virtually via live webcast at: www.meetingcenter.io/240056906 Password: MWA2021
Only our stockholders at the close of business on December 14, 2020, the record date for voting at the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

ITEMS OF BUSINESS

Board Recommendation
Proposal 1	To elect ten directors	FOR each director nominee
Proposal 2	To approve, on an advisory basis, the compensation of our named executive officers	FOR
Proposal 3	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2021	FOR
Stockholders will also transact any other business properly brought before the Annual Meeting and any reconvened or rescheduled meeting following any adjournments or postponements thereof.
We use Securities and Exchange Commission rules allowing issuers to furnish proxy materials to their stockholders over the Internet. A Notice of Internet Availability of Proxy Materials or this Proxy Statement will first be mailed to our stockholders on or about December 21, 2020. Please refer to the Notice of Internet Availability of Proxy Materials, proxy materials email or proxy card you received for information on how to vote your shares and to ensure your shares will be represented and voted at the Annual Meeting.
By Order of the Board of Directors.
STEVEN S. HEINRICHS
Corporate Secretary
Atlanta, Georgia
December 21, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 9, 2021
This Proxy Statement and our 2020 Annual Report are available at www.proxyvote.com (for beneficial stockholders) and www.edocumentview.com/mwa (for registered stockholders).

PROXY STATEMENT FOR 2021 ANNUAL MEETING 1

LETTER FROM OUR
BOARD OF DIRECTORS

DEAR FELLOW STOCKHOLDERS,
As we prepare for our 2021 Annual Meeting of the Stockholders of Mueller Water Products, Inc., the world continues to face a global pandemic that has impacted millions of people.
During this unprecedented and critical time, we have witnessed the resilience of our dedicated employees who have continued to work to manufacture products that help deliver safe, clean drinking water. Committed to enabling customers amidst lockdowns and travel restrictions, our sales and marketing teams leveraged digital channels to provide virtual trainings to thousands of customers.
On behalf of the Board of Directors, we want to thank the management team for their exceptional leadership during the COVID-19 crisis. While keeping employees safe, critical programs were implemented to support employees including paid leave and backup child/family care. The management team also ensured business continuity and financial stability, guiding the Company to better than expected 2020 performance given the pandemic.
As the Company focused on its strategic priorities, our operations teams continued to move forward with our capital investment commitments, completing the expansion of the Large Casting Foundry in Chattanooga, Tennessee. The Large Valve Manufacturing facility in Kimball, Tennessee and the new foundry in Decatur, Illinois, are also underway which will further optimize and modernize our manufacturing capabilities.
This year, the Company published its first Environmental, Social and Governance (“ESG”) report. Mueller Water Products’ goal is to reduce its environmental footprint and manufacture products and deliver solutions that help cities build resilient infrastructures and address water loss. The Board of Directors is dedicated to providing guidance and oversight as the Company works to achieve its sustainability goals.
We are proud of the achievements that were accomplished this year, especially during such a challenging time.
We encourage you to review the accompanying Proxy Statement and associated material prior to the Annual Meeting. To ensure the safety of our stockholders, the Annual Meeting will be held virtually on February 9, 2021. Stockholders of record will be able to participate in the Annual Meeting online and to vote and submit questions electronically.
Thank you for being a Mueller Water Products stockholder and for your continued support.
Yours truly,

MARK J. O'BRIEN
Non-Executive Chairman of the Board

2 MUELLER WATER PRODUCTS, INC.

PROXY SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement carefully before voting.
Company Overview
The Mueller Water Products story began in 1857 when a young machine shop apprentice immigrated to America to establish his first business in Decatur, Illinois. In the 163 years since, the Mueller name has become known for innovative water distribution products of superior quality, many of which have become industry standards.
Although the business has undergone many changes throughout the years, our commitment to innovation has never wavered. We are proud of our position as a leading manufacturer and marketer of products and services used in the transmission, distribution and measurement of water in North America and of our broad product and service portfolio found worldwide, which includes engineered valves, fire hydrants, pipe connection and repair products, metering products, leak detection and pipe condition assessment.
It is this breadth of products and services that makes it possible for us to deliver sustainable and efficient solutions that bridge the gap between intelligence and infrastructure, helping our customers deliver important water resources to their communities and empowering the smart cities of the future. We are one of the only companies that can fulfill the needs of water utilities from end to end – at the source, at the plant, below the ground, on the street and in the cloud. Built on a solid legacy of innovation, we have the expertise and vision to provide advanced infrastructure and technology solutions for transmitting, distributing, measuring and monitoring water more safely and effectively than ever before, demonstrating why Mueller Water Products is Where Intelligence Meets Infrastructure®. To learn more visit www.muellerwaterproducts.com.
Notable Achievements in Fiscal 2020

We completed the integration of Krausz Industries, our 2019 Israeli acquisition.
We began construction of a new state-of-the-art foundry in Decatur, Illinois.
We completed construction of a large casting foundry in Chattanooga, Tennessee to broaden our product lines and increase our overall efficiency and capacity.
We acquired a 250,000 SF facility in Kimball, Tennessee to consolidate various diverse work streams, reduce our geographic footprint and increase the efficiency of sister facilities located in Chattanooga, Tennessee and Albertville, Alabama.
We amended our asset-based lending agreement to current market terms with increased capital flexibility and extended the term to July 2025.
We entered into the largest commercial transaction in our 163 year history with the City of Newport News, Virginia for the purchase of our advanced metering infrastructure solution.
We ratified a five year collective bargaining agreement in our Decatur, Illinois facility, increasing the stability of our labor relationship, providing fair and competitive wages and promoting the attraction and retention of top talent.
Highlights of Fiscal 2020 Performance

Focused on Operational Investment and Efficiencies to Increase Stockholder Long-Term Value
We generated net sales of $964.1 million, operating income of $116.8 million, adjusted EBITDA of $190.6 million, net cash from operations of $140.3 million and net income per diluted share of $0.45 (with adjusted net income per diluted share of $0.52). See Exhibit A for a reconciliation of non-GAAP information to GAAP information.

Dividend Benefits	Stockholder Value
•We paid stockholders a quarterly $0.0525 per share dividend during fiscal 2020. •We returned $33.1 million to our stockholders through dividends in fiscal 2020.	We repurchased $5 million of our outstanding Common Stock during fiscal 2020.
PROXY STATEMENT FOR 2021 ANNUAL MEETING 3

PROXY SUMMARY

Proposal One
Election of Ten Directors
The Board recommends a vote FOR each nominee for director.
Director Nominees
Our directors are elected annually by the affirmative vote of a majority of the votes cast. All nominees are independent, except Mr. Hall, our President and CEO. The Board held 9 meetings in fiscal 2020 and each director attended at least 94% of the total number of meetings of the Board and committees of which the director was a member.
The following table provides summary information about each director nominee. See “The Board of Directors” for more information about each nominee.

Name and Experience	Age	Director Since	Independent	Board Committees
Shirley C. Franklin Executive Chair of Purpose Built Communities, Inc.; former Mayor of Atlanta	75	2010
Scott Hall President and Chief Executive Officer of Mueller Water Products, Inc.	56	2017
Thomas J. Hansen Former Vice Chairman of Illinois Tool Works Inc.	71	2011
Jerry W. Kolb Former Vice Chairman of Deloitte LLP	84	2006
Mark J. O’Brien(1) Former Chairman and Chief Executive Officer of Walter Investment Management Corp.	77	2006
Christine Ortiz Morris Cohen Professor of Materials Science and Engineering at Massachusetts Institute of Technology	50	2019
Bernard G. Rethore Chairman Emeritus and former Chief Executive Officer of Flowserve Corporation	79	2006
Lydia W. Thomas Former President and Chief Executive Officer of Noblis, Inc.	76	2008
Michael T. Tokarz Chairman of Tokarz Group, LLC	71	2006
Stephen C. Van Arsdell Former Senior Partner of Deloitte LLP; Chairman and Chief Executive Officer of Deloitte & Touche LLP	70	2019

Chairperson	Member	A = Audit	E = EHS	X = Executive	G = Governance	C = Compensation
(1)Mr. O'Brien serves as our Non-Executive Chairman. See "Proposal One: Election of Ten Directors — Board Structure — Board Leadership Structure" for more information.
4 MUELLER WATER PRODUCTS, INC.

PROXY SUMMARY
2020 Board Snapshot

INDEPENDENCE	AGE	TENURE	DIVERSITY
1 Not independent	2 50 to 60	3 0 to 5 years	3 Women

9 Independent	1 61 to 70	1 6 to 10 years	4 Underrepresented Minorities

	7 Over 70	6 Over 10 years

Stockholder Engagement
We value our stockholders’ perspectives and engage with stockholders through various activities.

Fiscal 2020 engagement included:
•Eleven investor events including conferences, road shows and virtual meetings
•Topics of discussion included:
•Impact of COVID-19 on operations, financial performance and end markets
•Expectations for key end markets, including municipal repair and replacement and residential construction
•Sales growth drivers including new product development, pricing initiatives and volume expectations
•Margin expectations, including impact of COVID-19, inflationary pressures, including tariffs, cost efficiencies
•Capital spending plans, including three large capital projects
•Cash flow expectations, including liquidity and working capital
•Capital allocation strategy, including future capital spending and acquisitions, dividends and share repurchases
•Our Annual Meeting
We value the stockholder feedback that we receive through our engagement activities.
Sustainability
PRIORITY AND REPORTING
We view sustainability, including environmental, social and governance (“ESG”) practices, as essential to our long-term viability. As an industry leader for over 160 years, we embrace our responsibilities for sustainability stewardship. We recognize that these responsibilities not only address our commitment to our employees and our plant sites, but also extend to our other stakeholders, including our investors, customers, suppliers and communities.
Access to clean, safe water is essential. With the depletion of freshwater sources, the impacts of climate change and aging water infrastructure, we understand the importance of managing resources from start to finish. As a good steward and leader in water infrastructure, we embrace the opportunity and responsibility to make the world a better place for the benefit of future generations.
In December 2020, the Company published its inaugural ESG Report, which includes the principal sustainability metrics the Company plans to track: water/energy consumption, greenhouse gas emissions and solid waste creation. The ESG Report may be found at https://www.muellerwaterproducts.com/sustainability-program-vision-and-values.

PROXY STATEMENT FOR 2021 ANNUAL MEETING 5

PROXY SUMMARY
SUSTAINABILITY APPROACH
•Our approach to sustainability programs and initiatives is rooted in and guided by the sustainability reporting standards set forth by the Global Reporting Initiative, the Sustainability Accounting Standards Board and the United Nations Sustainable Development Goals.
•Our Board formed the Environment, Health and Safety Committee to oversee and guide our progress toward smart sustainability, making sustainability a key consideration in our directors’ deliberations and informing their overall approach to risk oversight.
•Management formed the ESG Steering Committee to develop, monitor, implement, measure and report on ESG-related matters.
SOCIAL STEWARDSHIP
•We provide access to benefits and offer programs that are designed to support work-life balance, including physical, financial and mental health resources for employees and their families.
•We promote and facilitate a high-performance, inclusive workplace. Mueller has been named a Winning ‘W’ Company by 2020 Women on Boards for having at least twenty percent women on its Board before the year 2020.
•We utilize a new associate development program to introduce and train new generations of employees entering the Mueller family.
•We partner, each year, with the American Water Works Association and local organizations providing scholarships, charitable donations and employee volunteers.
•We drive best practices development and benchmarking through the use of lean principles and our safety excellence and leadership program.
•We focus on the prevention of all injuries, with an emphasis on the prevention of serious injuries and fatalities.
•We seek to utilize new technologies and data analytics to drive safety performance improvement.
ENVIRONMENTAL STEWARDSHIP
•We strive to optimize our energy, water and material usage, maintaining a close watch on key performance indicators.
•We engage our supply chain to improve packaging and freight efficiencies.
•We strive to integrate sustainability key performance indicators into our facilities.
•We seek to locate our facilities in areas with increased renewable energy sources.
•We invest in the modernization of our facilities.
•We search for effective opportunities to upgrade to energy efficient equipment, utilize reusable material and implement cutting-edge technology.
•We work to standardize equipment and procedures across all of our facilities to promote consistent, efficient manufacturing processes.
GOVERNANCE STEWARDSHIP
•We are committed to a best-in-class governance structure built on a comprehensive set of corporate governance guidelines that promote the interests of our stockholders.
•Our Board is led by an independent Chairman of the Board and supported by the work of fully independent standing committees of the Board.
•We promote director effectiveness through director orientation and mentoring, continuing education and regular Board, committee and director self and peer evaluations.
•We foster board and committee independence by conducting frequent executive sessions without the CEO or other members of management present.
•We maintain significant Common Stock ownership guidelines, prohibit hedging and pledging of our Common Stock and adhere to a clawback policy relative to executive compensation.
•We maintain a robust stockholder engagement program.
See “Proposal One - Election of Ten Directors — The Board’s Role and Responsibilities — Board Oversight — Environmental, Social and Governance (“ESG”)” for information regarding the Company's governance practices.
6 MUELLER WATER PRODUCTS, INC.

PROXY SUMMARY

Proposal Two
Advisory Resolution to Approve Executive Compensation
The Board recommends a vote FOR this proposal.
Framework of 2020 Compensation
The following table lists the primary elements of our compensation structure. This overview should be read in conjunction with the more complete information set forth under “Compensation Discussion and Analysis” below.

Pay Element	Salary	Bonus	RSUs	PRSUs
Recipients		All NEOs

Period of Grant	Generally reviewed every 12 months	Annually	Annually	Annually
Form of Delivery	Cash			Equity

Type of Performance	Short-term emphasis			Long-term emphasis

Performance Measures	—	Mix of financial results, EHS-related operational goals and market index performance (rTSR)	Value of delivered shares based on stock price on vesting dates	Return on Net Assets ("RONA") achievement	Relative total shareholder return ("rTSR")
Performance Period / Vesting	Ongoing	1 year	Generally vest annually over 3 years	Earned annually and vest at the end of the 3-year award cycle	Vest at the end of 3-year award cycle
How Payout Determined	Predominantly tied to Peer Group data, with an element of Compensation Committee discretion	Predominantly formulaic (based on performance against goals and market index), with an element of Compensation Committee discretion	Completion of required service period through each vesting date	Formulaic (based on performance against goals) for specific performance periods	Formulaic (based on performance against peers) for specific performance periods

CEO TARGET COMPENSATION MIX(1)	OTHER NEOs TARGET COMPENSATION MIX(1)

(1)Excludes Other Compensation. See "Executive Compensation — Summary Compensation Table" for total compensation earned.
PROXY STATEMENT FOR 2021 ANNUAL MEETING 7

PROXY SUMMARY

ANNUAL CASH INCENTIVE	LONG-TERM INCENTIVE

2020 Performance Highlights Related to Executive Compensation
The Compensation and Human Resources Committee established several performance metrics, including those set forth below, to assess and determine incentive plan compensation earned during fiscal 2020.

Company Results for Performance Evaluation Basis
	First Half Fiscal 2020 Annual Cash Incentive Award Metrics			Second Half Fiscal 2020 Annual Cash Incentive Award Metric	Full Year 2020 LTIA Metric
	Net Sales(1)	Adjusted EBITDA(1)	Adjusted Cash Flow(1)	Relative Total Shareholder Return(2)	Adjusted Return on Net Assets(3)
	($ in millions)			(Quartile)	(%)
2020	470.3	88.2	0.5	2nd	22.7
(1)Annual Cash Incentive Award metrics used for the first half of fiscal 2020, measured over the first six months of fiscal 2020 (October 1, 2019 to March 31, 2020).
(2)Annual Cash Incentive Award metric used for the second half of fiscal 2020, measured over the second six months of fiscal 2020 (April 1, 2020 to September 30, 2020).
(3)Long-Term Incentive Award (“LTIA”) metric measured full year (October 1, 2019 to September 30, 2020).
See “Proposal Two - Advisory Resolution to Approve Executive Compensation — Compensation Discussion and Analysis — Highlights of 2020 Performance Related to Executive Compensation” for more information and Exhibit A for a reconciliation of the non-GAAP financial measures used in determining executive compensation to GAAP financial results.
Highlights of 2020 Executive Compensation
We design our executive compensation programs to target total compensation (and each principal element of compensation) for our NEOs at or about the regressed 50th percentile of our customized peer group. The principal elements of these compensation programs are base salary, annual performance-based cash bonus, and long-term incentive and performance-based equity compensation. Additionally, our NEOs are covered under our broad-based employee benefit plans and executive severance plan1.
We structure a significant portion of executives’ total compensation as incentive / performance-based compensation.
•We set clear and measurable financial goals for Company performance.
•We assess progress toward strategic priorities when evaluating individual performance.
•We align executive compensation with shareholder value with performance metrics, including relative total shareholder return (“rTSR”) and return on net assets (“RONA”).
1 Messrs. Hall and Heinrichs and Ms. Zakas are subject to specific employment agreements and do not receive benefits under the executive severance plan.

8 MUELLER WATER PRODUCTS, INC.

PROXY SUMMARY

CEO TOTAL TARGET COMPENSATION(1)	OTHER NEOs TOTAL TARGET COMPENSATION(1)

(1)Excludes Other Compensation. See "Executive Compensation — Summary Compensation Table" for total compensation as earned.
Compensation for fiscal 2020 reflects Company performance.
•Our NEOs’ compensation was both negatively and positively affected by our performance in relation to targets set for fiscal 2020.
•Annual cash bonuses earned by our NEOs were 117.0% of target.
•Long-term compensation based on our RONA was earned at 90.9% of target for fiscal 2020.
•Long-term compensation based on rTSR granted in fiscal 2020 is earned and vests over a three-year cumulative performance period. Prior to fiscal 2020, no portion of the long-term compensation was based on rTSR.
We continue to maintain best practices for executive compensation.
•Our equity incentive plan prohibits the repricing or exchange of equity-based awards without stockholder approval.
•We prohibit hedging and pledging of our Common Stock by executives or directors.
•Our executives and directors are subject to stock ownership guidelines.
•We can “clawback” cash- or equity-based compensation paid to executives under certain circumstances.
•We do not provide excise tax gross-up benefits.
•We design our compensation programs to mitigate risk.
•We require a “double trigger” with respect to equity award vesting upon a change-in-control.
See “Proposal Two - Advisory Resolution to Approve Executive Compensation — Compensation Discussion and Analysis — Executive Compensation Program Overview”, “— Other Factors Considered by the Compensation Committee” and “— Other Compensation Practices and Policies” for more information regarding our compensation philosophy, structure and developments.

Proposal Three
Ratification of the Appointment of our Independent Registered Public Accounting Firm for Fiscal 2021
The Board recommends a vote FOR this proposal.
The Audit Committee has appointed Ernst & Young LLP as the independent registered public accounting firm to audit our consolidated financial statements and internal control over financial reporting for the fiscal year ending September 30, 2021, subject to negotiation of definitive fee arrangements.
PROXY STATEMENT FOR 2021 ANNUAL MEETING 9

ELECTION OF DIRECTORS

Proposal One
Election of Ten Directors
The Board recommends a vote FOR each nominee for director.

The Board of Directors
The Nominating and Corporate Governance Committee (the “Governance Committee”) is responsible for identifying qualified candidates to serve on the Board and recommending nominees to be submitted to our stockholders for election at each annual meeting. After the Governance Committee completes its evaluation of candidates, it presents its recommendation to the Board for consideration and approval.
We strive to maintain a diverse Board whose collective body of skills and experience supports achievement of the Company’s strategy. We work to balance industry expertise with independence and the institutional knowledge of longer-tenured directors with the fresh perspectives brought by new directors. The Governance Committee uses a matrix of key skills and experiences to evaluate candidates. The Governance Committee carefully reviews all directors and director candidates in light of these factors based on the context of the current and anticipated composition of the Board and our current and anticipated strategic and operating requirements. In reviewing a director candidate, the Governance Committee considers the following elements as qualifications required of all directors:

•Personal ethics and integrity •Independence	•Collaborative skills •Interpersonal skills	•Commitment •Business acumen
The Governance Committee expects and intends the Board to be comprised of directors with diverse backgrounds, skills and experiences. Although the Board does not have a formal policy regarding diversity, diversity is among the criteria considered by the Board when evaluating candidates. Diversity may include gender, race, ethnicity, geographic origin/foreign citizenship or personal, educational and professional experience. The Governance Committee further believes the backgrounds and qualifications of the directors, considered as a group, should provide an appropriate mix of experience, knowledge and abilities that will enhance the Board’s oversight role.

12 MUELLER WATER PRODUCTS, INC.

ELECTION OF DIRECTORS
Set forth below is a summary of the key skills and experience reflected in our director nominees.

SKILLS & EXPERIENCE AND LINK TO STRATEGY
	Franklin	Hall	Hansen	Kolb	O’Brien	Ortiz	Rethore	Thomas	Tokarz	Van Arsdell
Executive Leadership/CEO	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Corporate Governance	✓		✓	✓	✓		✓	✓	✓	✓
Financial/Capital Allocation	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Government and Regulatory Affairs	✓	✓			✓	✓	✓	✓	✓	✓
International Business		✓	✓	✓	✓	✓	✓	✓	✓	✓
Mergers and Acquisitions		✓	✓	✓	✓		✓	✓	✓	✓
Multiple-Part Manufacturing		✓	✓			✓	✓		✓
Strategic Planning	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Enterprise Risk Management	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Human Capital Management	✓	✓	✓		✓		✓	✓	✓
Environment, Health and Safety	✓	✓	✓			✓	✓	✓
Technology/Systems		✓		✓		✓		✓
Materials Science and Engineering						✓
Branding	✓	✓	✓		✓	✓	✓	✓
After evaluating each director and the composition of the full Board, the Governance Committee has recommended each director for election. If elected, each of the ten individuals nominated for election to the Board will hold office until the 2022 Annual Meeting of Stockholders and until his or her successor is elected and qualified. Each nominee has agreed to serve as a director if elected. However, if for some unforeseen reason a nominee becomes unwilling or unable to serve, proxies will be voted for a substitute nominee selected by the Board. In lieu of designating a substitute nominee, the Board, in its discretion, may reduce the number of directors.

PROXY STATEMENT FOR 2021 ANNUAL MEETING 13

ELECTION OF DIRECTORS
Information about the nominees, including information concerning their qualifications for office, is set forth below:

Age: 75 Director since: 2010 Board committees:	Shirley C. Franklin

Background
Ms. Franklin serves as Executive Chair of the board of directors of Purpose Built Communities, Inc., a national non-profit organization that works to transform struggling neighborhoods into sustainable communities. She also serves as Co-Chair of the Atlanta Regional Commission on Homelessness and as Chair of the board of directors of the National Center for Civil and Human Rights. From 2002 to 2010, Ms. Franklin served as mayor of Atlanta, Georgia. She earned a Bachelor of Science degree in sociology from Howard University and a Master’s degree in sociology from the University of Pennsylvania.
Key Experiences
The Board considered Ms. Franklin’s record of civic involvement and significant executive management experience, which has spanned three decades. In addition, during her service as mayor of Atlanta, Ms. Franklin worked to rebuild the city’s water infrastructure.

Other public company boards within the last five years: Delta Air Lines, Inc.

Age: 56 Director since: 2017 Board committees:	J. Scott Hall

Background
Mr. Hall has served as our President and Chief Executive Officer since January 2017. He served as President and CEO of Textron’s Industrial segment from December 2009 until January 2017. Mr. Hall joined Textron in 2001 as president of Tempo, a multi-facility roll-up of communication test equipment. He was named president of Greenlee in 2003 when Tempo became part of the Greenlee business unit. Prior to joining Textron, Mr. Hall had several leadership roles at General Cable, a leading manufacturer of wire and cable. Mr. Hall ran General Cable’s Canadian businesses before taking over responsibility for General Cable’s Global Communications business. Mr. Hall earned his Bachelor of Commerce degree from Memorial University of Newfoundland and his MBA from the University of Western Ontario Ivey School of Business.
Key Experiences
The Board considered Mr. Hall’s commercial experience and business leadership skills gained from his past and current positions in management.

Other public company boards within the last five years: Altra Industrial Motion, Inc.

Chairperson	Member	A = Audit	E = EHS	X = Executive	G = Governance	C = Compensation
14 MUELLER WATER PRODUCTS, INC.

ELECTION OF DIRECTORS

Age: 71 Director since: 2011 Board committees:	Thomas J. Hansen

Background
Until 2012, Mr. Hansen served as Vice Chairman of Illinois Tool Works Inc. (“ITW”), a manufacturer of fasteners and components, consumable systems and a variety of specialty products and equipment. He joined ITW in 1980 as a sales and marketing manager of the Shakeproof Industrial Products businesses. From 1998 to 2006, Mr. Hansen served as Executive Vice President of ITW. He earned a Bachelor of Science degree in marketing from Northern Illinois University and a Master of Business Administration degree from Governors State University.
Key Experiences
The Board considered Mr. Hansen’s experience as a senior executive of a large diversified industrial manufacturing company that faces many of the same economic, social and governance issues we face.

Other public company boards within the last five years: Standex International Corporation, Terex Corporation

Age: 84 Director since: 2006 Board committees:	Jerry W. Kolb

Background
From 1986 to 1998, Mr. Kolb served as a Vice Chairman of Deloitte LLP, a registered public accounting firm. He is a certified public accountant. Mr. Kolb earned a Bachelor of Science degree in accountancy, with highest honors, from the University of Illinois and a Master of Business Administration degree from DePaul University.
Key Experiences
The Board considered Mr. Kolb’s broad perspective in accounting and financial reporting matters and his extensive experience in audit, finance and compensation matters and in executive management based on his 41-year career with Deloitte.

Other public company boards within the last five years: Walter Energy, Inc.

Chairperson	Member	A = Audit	E = EHS	X = Executive	G = Governance	C = Compensation
PROXY STATEMENT FOR 2021 ANNUAL MEETING 15

ELECTION OF DIRECTORS

Age: 77 Director since: 2006 Board committees:	Mark J. O’Brien

Background
Mr. O’Brien serves as our Non-Executive Chairman. He served as Chairman of Walter Investment Management Corp. (formerly Walter Industries’ Homes Business), a mortgage portfolio owner and mortgage originator and servicer, from 2009 through December 2015, and he served as its Chief Executive Officer from 2009 to October 2015. Mr. O’Brien has served as President and Chief Executive Officer of Brier Patch Capital and Management, Inc., a real estate management and investment firm, since 2004. He served in various executive capacities at Pulte Homes, Inc., a home building company, for 21 years, retiring as President and Chief Executive Officer in 2003. Mr. O’Brien earned a Bachelor of Arts degree in history from the University of Miami.
Key Experiences
The Board considered Mr. O’Brien’s knowledge of capital markets, municipal finance and the homebuilding and real estate sectors of the economy.

and ex officio member of all other standing committees Other public company boards within the last five years: Walter Investment Management Corp.

Age: 50 Director since: 2019 Board committees:	Christine Ortiz

Background
Dr. Ortiz is the Morris Cohen Professor of Materials Science and Engineering at the Massachusetts Institute of Technology. The author of more than 180 scholarly publications, she has supervised research projects across multiple academic disciplines, received 30 national and international honors, including the Presidential Early Career Award in Science and Engineering awarded to her by President George W. Bush, and served as the Dean for Graduate Education at MIT from 2010 to 2016. She is also the founder of an innovative, nonprofit, post-secondary educational institution, Station1. Dr. Ortiz earned a Bachelor of Science degree from Rensselaer Polytechnic Institute and a Master of Science degree and a Doctor of Philosophy degree from Cornell University, each in the field of materials science and engineering.
Key Experiences
The Board considered Dr. Ortiz’s background as a dean, a social entrepreneur and a distinguished scientist and engineer whose research focuses on multi-scale mechanics of structural materials, materials design, nanotechnology, additive manufacturing, and computational materials.

Chairperson	Member	A = Audit	E = EHS	X = Executive	G = Governance	C = Compensation
16 MUELLER WATER PRODUCTS, INC.

ELECTION OF DIRECTORS

Age: 79 Director since: 2006 Board committees:	Bernard G. Rethore

Background
Mr. Rethore has served as Chairman Emeritus of Flowserve Corporation, a manufacturer of pumps, valves, seals and components, since 2000. From January 2000 to April 2000, he served as Flowserve’s Chairman. Mr. Rethore had previously served as its Chairman, President and Chief Executive Officer. In 2008, Mr. Rethore was honored by the Outstanding Directors Exchange as an Outstanding Director of the Year, and in 2012, he was designated a Board Leadership Fellow by the National Association of Corporate Directors. He earned a Bachelor of Arts degree in Economics (Honors) from Yale University and a Master of Business Administration degree from the Wharton School of the University of Pennsylvania, where he was a Joseph P. Wharton Scholar and Fellow.
Key Experiences
The Board considered Mr. Rethore’s more than 30 years of experience at senior executive level positions with public manufacturing companies and his service on the boards of multiple public companies, as a member and chair of their executive, audit, compensation, environment, health and safety, governance and special committees. His extensive management and board experience make him a valuable contributor to the Board on matters involving business strategy, capital allocation, merger and acquisition opportunities and corporate governance.

Other public company boards within the last five years: Dover Corp., Walter Energy, Inc.

Age: 76 Director since: 2008 Board committees:	Lydia W. Thomas

Background
Dr. Thomas served as President and Chief Executive Officer of Noblis, Inc., a public interest scientific research, technology and strategy company, from 1996 to 2007. She was previously with The MITRE Corporation, Center for Environment, Resources and Space, serving as Senior Vice President and General Manager from 1992 to 1996, Vice President from 1989 to 1992 and Technical Director from 1982 to 1989. In 2013, she was honored by the Outstanding Directors Exchange as an Outstanding Director of the Year. Dr. Thomas is also a member of the Council on Foreign Relations. She earned a Bachelor of Science degree in zoology from Howard University, a Master of Science degree in microbiology from American University and a Doctor of Philosophy degree in cytology from Howard University.
Key Experiences
The Board considered Dr. Thomas’ extensive experience at senior executive level positions and particular expertise related to information technology and environment, health and safety matters.

Other public company boards: Washington Mutual Investors Fund Other public company boards within the last five years: Cabot Corporation

Chairperson	Member	A = Audit	E = EHS	X = Executive	G = Governance	C = Compensation
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Age: 71 Director since: 2006 Board committees:	Michael T. Tokarz

Background
Michael T. Tokarz has been a member of our board of directors since April 2006. From 1985 until 2002, Mr. Tokarz served as a member of the limited liability company that serves as the general partner of Kohlberg Kravis Roberts & Co. L.P., a private equity company. He served as non-executive Chairman of the Board of Walter Energy, Inc. until July 2016, and until May 2017, he served as a director of CNO Financial Group, Inc. (formerly Conseco, Inc.), an insurance provider, and as a director of Walter Investment Management Corp. Mr. Tokarz has served as a director of the Tokarz Group, LLC, an investment company, since 2002 and of MVC Capital, Inc., a registered investment company, since 2003. In 2007, he was honored by the Outstanding Directors Exchange as an Outstanding Director of the Year. Mr. Tokarz earned a Bachelor of Arts degree in economics with high distinction and a Master of Business Administration degree in finance from the University of Illinois.
Key Experiences
The Board considered Mr. Tokarz’s knowledge and experience in banking and finance, his entrepreneurial and business leadership skills, his more than 20 years of board experience with publicly traded companies and his extensive corporate governance expertise.

Other public company boards: MVC Capital, Inc. (Chairman) Other public company boards within the last five years: Walter Energy, Inc., CNO Financial Group, Inc., Walter Investment Management Corp.

Age: 70 Director since: 2019 Board committees:	Stephen C. Van Arsdell

Background
Stephen C. Van Arsdell has been a member of our board of directors since July 2019. Mr. Van Arsdell is a former senior partner of Deloitte LLP, where he served as Chairman and Chief Executive Officer of Deloitte & Touche LLP from 2010-2012 and as Deputy Chief Executive Officer from 2009-2010. He also served as a member of Deloitte’s board of directors from 2003-2009, during which time he held the position of Vice-Chairman. Mr. Van Arsdell has served as a member of the board of directors of First Midwest Bancorp, Inc. since 2017 and has been a member of the audit committee of Brown Brothers Harriman since 2015. Mr. Van Arsdell earned both a Bachelor of Science degree in Accounting and a Masters of Accounting Science degree from the University of Illinois. He is a certified public accountant.
Key Experiences
The Board considered Mr. Van Arsdell’s extensive background in audit and finance together with his expertise in accounting, risk management and corporate governance.

Other public company boards: First Midwest Bancorp, Inc.

Chairperson	Member	A = Audit	E = EHS	X = Executive	G = Governance	C = Compensation
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Board Refreshment/Board Succession Planning
The Board believes that thoughtful refreshment is necessary to ensure that the Board remains aligned with the needs of the Company as it evolves. To that end, the Governance Committee regularly assesses director succession and board refreshment, with a focus on maintaining an optimal mix of institutional knowledge, industry expertise and fresh insight among its directors.
In addition to increasing Board diversity, the Board’s refreshment efforts over the past few years have resulted in an average independent director tenure of 10 years, which is on par with the average independent director tenure of a majority of S&P 500 companies (2019 U.S. Spencer Stuart Board Index).
While the Board believes that tenure and age are important considerations in assessing Board composition, it also believes that the institutional knowledge and industry expertise contributed by its longer-tenured directors are of significant value to the Company and its current strategic direction. For this reason, the Board does not make membership decisions based solely on either metric.
Of equal importance is the varied perspective that new Board members bring. Most recently, two new directors were added to the Board in 2019 — their addition reflects the Board’s strong commitment to diversity across multiple dimensions including technical and financial skills, expertise and career background as well as personal traits such as age, gender and ethnicity.
Board Composition
The Board continues to identify and incorporate directors with diverse experiences and perspectives to provide the Company with thoughtful and engaged board oversight. The Board is currently composed of ten directors. Each of our director nominees is independent, except Mr. Hall, our President and CEO. As demonstrated by the following key metrics, the Board actively seeks highly qualified women, individuals from underrepresented minorities and those with a wealth of diverse skills and talents to join the Board.

9 of our 10 directors are independent, including the Chairman	10 of our 10 directors have Executive Leadership/CEO experience
3 of our 10 directors are women	4 of our 10 directors are from underrepresented minorities
8 of our 10 directors have Corporate Governance experience

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Director Nomination Process

In discharging its responsibility related to director nominations, the Governance Committee receives input from other directors and, if applicable, an independent professional search firm. It also considers and evaluates candidates recommended by stockholders, as described below. The Governance Committee utilizes the same process and criteria to evaluate all candidates.
The Governance Committee’s comprehensive evaluation includes multiple stages. The Chair of the Governance Committee interviews each qualified candidate and selects candidates to be interviewed by other members of the Governance Committee. The Governance Committee's evaluation includes a reference and background check, as well as interviews and discussions about the candidate’s qualifications, availability and commitment. The Governance Committee reviews the results of all interviews and makes a recommendation to the full Board with respect to nominating a candidate for election to the Board. The Board expects all candidates recommended to the full Board to have received the approval of all members of the Governance Committee.
In evaluating candidates, the Governance Committee considers a variety of qualifications, experience, attributes and skills and recognizes that a diversity of knowledge, viewpoints and experience can enhance the Board’s effectiveness. Accordingly, as part of its evaluation, the Governance Committee considers how the candidate’s background, qualifications, experience, attributes and skills may enhance the quality of the Board’s deliberations and decisions.
Nomination Process At-a-Glance
1	Establish Candidate Pool
2	Conduct Interview by Chair
3	Perform Reference / Background Check and Governance Committee Interviews
4	Review Results and Recommend

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Set forth below is a summary of the key skills and experience necessary for the Board as a whole. See “Proposal One - Election of Ten Directors — The Board of Directors” for information concerning each nominee’s relevant skills and experience.

Skill/Experience	Relevance to Mueller Water Products

Executive Leadership/CEO experience. Experience serving in top management positions is important since these directors bring perspective in analyzing, shaping and overseeing strategy and the execution of important operational and policy issues at a senior level.

Corporate Governance expertise. Directors who have corporate governance experience can assist the Board in fulfilling its responsibilities related to the oversight of our legal, environmental and regulatory compliance.

Financial/Capital Allocation expertise. Knowledge of financial markets, financing and funding operations, accounting and financial reporting processes is important since it assists our directors in understanding, advising and overseeing our capital structure, financing and investing activities, financial reporting and internal control of these activities.

Government and Regulatory Affairs expertise. Directors who have served in government positions or who have worked extensively with governments, environmental or regulatory bodies can provide oversight of compliance with rules and regulations and insight into working constructively with government, environmental and regulatory bodies.

International Business experience. Since we manufacture and sell certain of our products outside the United States, directors with global expertise can provide a useful business and cultural perspective regarding significant aspects of our businesses.

Mergers and Acquisitions experience. Since we have a strategy of selectively pursuing potential acquisitions, directors who have a background in M&A transactions can provide useful insight into developing and implementing strategies for growing our businesses through combination with other organizations.

Multiple-part Manufacturing and Operations experience. Experience in manufacturing is useful in understanding our research and development efforts, product engineering, design and manufacturing, operations, products and the market segments in which we compete.

Strategic Planning expertise. We operate in competitive markets and our businesses are subject to a wide variety of risks. Directors who have strategic planning experience can assist the Board in adopting policies and procedures responsive to the risks we face.

Enterprise Risk Management experience. In light of the potential financial and reputational damage that can occur when companies fail to oversee compliance and properly manage risk, it is increasingly important to include directors with extensive enterprise risk management experience .

Human Capital Management experience. Because we recognize that an engaged and diverse workforce is the foundation of our success, it is important that our directors have experience with organizational management and talent development, including employee compensation and benefits, engagement and training, and diversity and inclusion.

Environment, Health and Safety expertise. We are committed to responsible environmental stewardship and rigorous health and safety oversight. We believe directors with EHS experience can help drive strong environment, health and safety performance not only at the most strategic level but also throughout the organization.

Technology/Systems experience. Directors with backgrounds in engineering disciplines, computer science, software development and cyber security are increasingly important in light of our strategic focus on manufacturing and product technologies.

Materials Science and Engineering experience. Directors with a background in these areas are important to our understanding of how metals, nanomaterials and other substances meet the electrical, chemical or mechanical requirements of our products.

Branding expertise. Directors who have worked to define and maintain perceptions of the nature and focus of an enterprise, specifically during transformative change, can be an invaluable asset.

Director Candidate Recommendations
A stockholder who wishes to submit a director candidate for consideration by the Governance Committee must do so by writing our Corporate Secretary and including the candidate’s biographical data. See “Questions About Voting and the Annual Meeting.”
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Board Tenure Policy
The Board believes that an appropriate mix of tenured directors and newer directors with fresh perspectives is necessary to ensure a vital and effective Board. Since January 2017, the Board has appointed three new directors, advancing both the skill set and experience profile of the Board while simultaneously increasing its diversity. Complementing this strategy of refreshment and enhancement is a commitment to making the most of our longer-tenured directors’ experience and intricate knowledge of the Company’s operations. While the Board believes that age and tenure are important considerations in assessing Board composition, it also believes the best interests of the Company are served by being able to take advantage of all available talent and that a significant degree of continuity year-over-year is beneficial to stockholders. For this reason, the Board does not have absolute limits regarding age of directors or the length of time that a director may serve but considers these aspects among several factors in re-nomination decisions.
The Board’s Role and Responsibilities
Overview
Our Board is responsible for overseeing the business affairs of the Company, including regularly monitoring the effectiveness of management’s implementation of strategy, policy, risk mitigation tactics and other decisions. As the Company continues to grow and transform, the Board not only guides management, but also assists in reacting to changing environments. The Board receives regular updates and engages actively with the management team regarding key strategic initiatives, technology trends, competitive and economic changes and other important developments and is also involved in strategic planning and review each year. Combined with management’s execution of our business strategy, the Board’s oversight promotes the creation of long-term stockholder value, with a focus on assessing both the potential opportunities available to us and the risks that we might encounter.
Board Oversight
RISK
While the Board maintains oversight responsibility for how we manage risk, it charges management with assessing and mitigating that risk through the development, implementation and maintenance of the Company's risk management processes and cyber security program. As a result, our internal control environment has been specifically designed to identify and manage risks and to facilitate communication with the Board. Our internal audit department, which reports to the Audit Committee, administers our enterprise risk assessment and, in coordination with our legal and compliance functions, is responsible for ongoing enterprise risk management processes. It also regularly reports to the Board and its committees on risk-related issues as a complement to our strategic planning process. Additionally, the Audit Committee consults with management regarding cyber security initiatives and requests that management report to the Audit Committee and/or the full Board regularly on its assessment not only of cyber security, but also of the operational, financial and accounting, competitive, reputational and legal risks to the Company. The Board also considers specific risk topics and receives regular reports from the heads of our principal businesses and corporate functions that include discussion of the risks and exposures inherent in their respective areas of responsibility.
The Board executes its risk oversight function both as a whole and through delegation to its committees, specifically:

Audit Committee
•Oversees risk management related to accounting and financial reporting, the audit process, internal control over financial reporting and disclosure controls and procedures
•Oversees the internal audit function
•Monitors legal and compliance issues and active matters
•Reviews cyber and data security matters, including our risk mitigation initiatives

Compensation and Human Resources Committee
•Oversees risk management related to the risks and rewards associated with our compensation policies and practices
•Oversees management development and succession planning across senior positions

Environment, Health and Safety Committee •Oversees risk management related to risks directly related to the environment, health and safety areas	Nominating and Corporate Governance Committee •Oversees risk management related to governance structure and processes and risks arising from related person transactions
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ENVIRONMENTAL, SOCIAL AND GOVERNANCE (“ESG”)
We embrace our ESG responsibilities and strive to effectively address the issues that matter most to our stockholders, employees, customers, suppliers, investors and the communities we serve. We are dedicated to transparency and measurement of our ESG performance as we execute our business strategy and expand our manufacturing reputation and expertise. We believe that a comprehensive ESG approach is more than a matter of process. Our ESG approach has been developed from a foundation of best practices and a desire for environmental, social and governance leadership, integrity and accountability.
Due to the significance of our ESG approach, the Board as a whole maintains oversight of the Company’s ESG program, including strategy, initiatives, metrics, and policies. To facilitate its oversight, the Board has delegated certain responsibilities to several of its committees as follows:
•The Audit Committee oversees the appropriateness and reasonableness of the Company's applicable ESG standards, measurement mechanisms and key performance indicators.
•The Compensation and Human Resources Committee oversees matters related to human capital management, including matters relating to employee compensation, benefits, engagement, training, diversity, inclusion and other social matters.
•The Environment, Health and Safety Committee oversees the matters related to the environmental, materials sustainability and employee health and safety programs.
•The Nominating and Corporate Governance Committee reviews and makes recommendations to the Board regarding the Company’s ESG practices, reviews relevant ESG metrics developed by other Board committees and oversees management’s production of the Company’s ESG report.
In December 2020, the Company published its inaugural ESG Report, which includes the principal sustainability metrics the Company plans to track: water/energy consumption, greenhouse gas emissions and solid waste creation. The ESG Report may be found at https://www.muellerwaterproducts.com/sustainability-program-vision-and-values. The ESG Report is not a part of this Proxy Statement.
Management Succession Planning
Management conducts annual talent reviews. During these reviews, the executive leadership team discusses succession plans for key positions and identifies top talent for development needed in future leadership roles. The Board maintains a succession and contingency plan for the CEO position as well as other key officer positions.
Corporate Governance Policies and Materials
Our Code of Business Conduct and Ethics (the “Code of Conduct”) applies to all of our employees and directors. We also make available an ethics helpline that employees and others may use to anonymously report suspected violations of the Code of Conduct. We will disclose promptly any amendments to, or waivers from, provisions of the Code of Conduct on our website at www.muellerwaterproducts.com, as may be required under applicable rules.
Listed below are some of the Board policies and other materials relating to our corporate governance that are available on our website. We will also provide copies of any of these policies and materials without charge upon written request to our Corporate Secretary at Mueller Water Products, Inc., 1200 Abernathy Road, N.E., Suite 1200, Atlanta, Georgia 30328. The information on our website is not a part of this Proxy Statement.

•Corporate Governance Guidelines	•Board Committee Charters	•Bylaws
•Code of Business Conduct and Ethics	•Certificate of Incorporation	•Stock Ownership Guidelines

Stockholder Engagement
We believe that strong corporate governance should include regular engagement with our stockholders to enable us to understand and respond to stockholder concerns. Understanding the issues important to our stockholders is critical to ensuring that we address their concerns in a meaningful and effective way. In 2020, management and the Board, as appropriate, continued to reinforce our commitment to building long-term relationships with our stockholders. As part of our engagement program, we visit representatives of many of our top institutional stockholders to solicit feedback on
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performance, strategy, vision, risk management and other matters. We strive to be responsive to our stockholders and are committed to continued engagement, including conducting meetings virtually during these unprecedented times.
Board Structure
Board Leadership Structure
Our governance documents provide the Board with the flexibility to select the appropriate leadership structure for the Company, and the Board believes separating the roles of Chairman and Chief Executive Officer is in the best interest of the Company and its stockholders. Mr. O’Brien serves as our Non-Executive Chairman, and Mr. Hall serves as our President and Chief Executive Officer.
Under our Bylaws, the Chairman presides over meetings of the Board and of stockholders, while the Chief Executive Officer has general and active management of our property, business and affairs, subject to the supervision and oversight of the Board.
The Board believes this structure facilitates decisive and effective leadership and, when combined with our other governance policies and procedures, provides appropriate opportunities for oversight, discussion and evaluation of decisions and direction by the Board.
Director Independence
The Governance Committee and the Board annually assess the outside affiliations of each director to determine if these affiliations could cause a potential conflict of interest or interfere with the director’s independence. Our Corporate Governance Guidelines (the “Guidelines”) set forth the categorical standards of independence for the Board. To be considered “independent” for purposes of the director qualification standards:
•The director must meet bright-line independence standards under NYSE listing standards; and
•The Board must affirmatively determine the director otherwise has no material relationship with us directly or as an officer, stockholder or partner of an organization that has a relationship with us. See the Guidelines on our website www.muellerwaterproducts.com for more detail.
Each of our directors, other than our President and CEO, is independent pursuant to our director qualification standards and each member of the Audit Committee, the Compensation and Human Resources Committee (the “Compensation Committee”) and the Governance Committee is independent in accordance with NYSE listing standards.
•No member of those committees receives compensation from us other than directors’ fees and no member is an affiliated person of ours (other than by virtue of his or her directorship).
•All members of the Audit Committee meet the additional standards for audit committee members of publicly traded companies required by the Sarbanes-Oxley Act of 2002.
•All members of the Compensation Committee qualify as “non-employee directors” as defined in Rule 16b-3 under the Exchange Act and meet the independence requirements of NYSE listing standards and additional standards applicable to “outside directors” under Section 162(m) of the Internal Revenue Code.
Executive Sessions
Our non-employee directors meet at least quarterly in executive sessions at which only non-employee directors are present. Our Non-Executive Chairman presides at these sessions.
Board Committee Information
The Board has four standing committees: the Audit Committee, the Compensation Committee, the Governance Committee and the Environment, Health and Safety Committee (“EHS Committee”). An additional committee, the Executive Committee, meets only as needed. Each standing committee member satisfies both the NYSE’s and our definitions of an independent director, and the Board has determined that all Audit Committee members are “financially literate” under NYSE listing standards and qualify as “audit committee financial experts” within the meaning of the rules and regulations of the SEC.
Each standing committee meets periodically throughout the year, reports its actions and recommendations to the Board, receives reports from management and annually evaluates its performance. Additional information about the committees
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is provided below. In addition to the Executive Committee, Mr. O'Brien is an ex officio member of all other standing committees. See the committee charters on our website at www.muellerwaterproducts.com for more detail.

Audit Committee
CURRENT MEMBERS Kolb (Chair) Rethore Van Arsdell
•Oversees the integrity of our financial reporting statements, financial reporting activities and accounting policies and procedures.
•Selects and oversees the independent registered public accounting firm, approves its services (including both audit and non-audit services) and fees, and evaluates its performance. In its evaluation, the Audit Committee considers the firm’s reputation for independence and integrity, the qualifications and performance of the firm’s personnel and the effectiveness of the firm’s communications, the appropriateness of fees and Public Company Accounting Oversight Board reports on the firm and its peers.
•Selects, reviews and evaluates the lead partner of the audit engagement team.
•Reviews the scope and results of the independent registered public accounting firm’s audits.
•Reviews the scope of the internal audit function, internal audit plans, internal audit reports and corrective actions taken in response to internal audit findings. Evaluates the performance of the internal audit function.
•Oversees our internal accounting systems and related internal control over financial reporting, as well as our financial risk management profile.
•Oversees our legal compliance and ethics programs and the Code of Conduct.
•Reviews cyber and data security matters, including our risk mitigation initiatives.
•Oversees the appropriateness and reasonableness of the Company's applicable ESG standards, measurement mechanisms and key performance indicators.

13 meetings in fiscal 2020

Compensation and Human Resources Committee
CURRENT MEMBERS Tokarz (Chair) Franklin Hansen Kolb Ortiz
•Reviews, approves and administers our executive compensation and equity-based plans.
•Reviews and approves goals and objectives for compensation of our CEO, evaluates performance in relation to these goals and objectives, and determines and approves the compensation of our CEO.
•Reviews and approves the compensation of all executive officers.
•Reviews and recommends the compensation of non-employee directors.
•Reviews and approves stock ownership requirements for officers and directors.
•Oversees an annual risk assessment process related to compensation programs.
•Reviews succession planning across senior positions.
•Oversees matters related to human capital management, including matters relating to employee compensation, benefits, engagement, training, diversity, inclusion and other social matters, including such matters related to the Company’s ESG program.

6 meetings in fiscal 2020

Environment, Health and Safety Committee
CURRENT MEMBERS Thomas (Chair) Franklin Hansen Ortiz
•Reviews policies and procedures related to compliance with laws, regulations and rules pertaining to the environment, health and safety.
•Monitors compliance with health, safety and environmental policies, programs and practices.
•Encourages activities and initiatives that demonstrate sound environmental stewardship.
•Reviews the scope of internal and independent environmental, health and safety audits and assessments.
•Reviews results of internal compliance reviews and remediation projects.
•Supports the Board’s responsibilities relating to sustainability and corporate social responsibility.
•Reviews the Company’s environmental, health and safety performance and related initiatives.
•Oversees matters related to the environmental, materials sustainability and employee health and safety programs.

4 meetings in fiscal 2020

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Nominating and Corporate Governance Committee
CURRENT MEMBERS Rethore (Chair) Kolb Thomas Tokarz Van Arsdell
•Establishes criteria for and qualifications of persons suitable for nomination as directors and reports recommendations to Board.
•Selects and recommends director candidates to be considered for election.
•Develops and annually reviews the Governance Guidelines.
•Oversees the annual Board and committee evaluation process.
•Makes recommendations to the Board related to committee structure and membership.
•Advises the Board regarding corporate governance matters.
•Monitors the orientation and continuing education programs for directors.
•Oversees the development, updating and production of the Company's annual ESG Report, reviews and makes recommendations to the Board regarding our ESG practices and reviews applicable Committee ESG metrics.

6 meetings in fiscal 2020

Executive Committee
CURRENT MEMBERS Hall (Chair) Kolb O’Brien Rethore Tokarz	•Exercises interim powers delegated to it when a matter requires expeditious Board action or when it would not be practical for the full Board to meet.
2 meetings in fiscal 2020

Board Practices, Processes and Policies
History of Commitment to Good Governance Practices
The Board has always followed a principled framework in carrying out its oversight responsibilities related to the business of the Company. The Board is committed to good corporate governance practices and a sound governance structure that promote the interests of all stockholders. While the underlying guiding principles of the Board remain consistent, the implementation of these principles continues to be flexible and evolves in response to ever-changing business, legal and social environments.
Director Attendance

The Board held 9 meetings in fiscal 2020 and each director attended at least 94% of the total number of meetings of the Board and its committees of which he or she was a member in fiscal 2020. Although the Company does not have a formal policy requiring attendance at annual meetings, directors are encouraged to attend and each director also attended the 2020 Annual Meeting of Stockholders.
Fiscal 2020 Board/Committee meeting attendance

Director, Board and Committee Evaluations
Each year, the Guidelines require the Board to conduct an evaluation of its own performance. Additionally, our committee charters require each of our committees to conduct an annual performance evaluation. The Governance Committee is responsible for overseeing the annual assessment process on behalf of the Board and its committees. Throughout the evaluation process, the Governance Committee solicits comments from directors, via self and peer evaluations and committee and Board assessments, to ensure that the Board as a whole, its committees and each director are functioning effectively. The Governance Committee reviews comments from each director to assess directors’ contributions to the Board, evaluates the Board’s contributions to the Company and identifies areas for improvement in the Board’s performance. The Governance Committee discusses its findings with the Board annually regarding ways in which the Board and its committees can improve their key functions.
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Director Orientation and Continuing Education
The Company’s Guidelines establish recommendations for director onboarding and continued education. All new members of the Board participate in the Company’s new director orientation program, including corporate document and policy reviews, management meetings and site visits. Additionally, directors participate in an in-depth review of the Company strategy and have the opportunity to meet with senior management and obtain insights into the business. All directors are encouraged to participate in continuing education programs, with any associated expenses reimbursed by the Company, to stay current and knowledgeable about the Company’s industry, market and overall environment. Such orientation and continuing education programs are overseen by the Governance Committee.
Corporate Governance Guidelines
Our Board is committed to establishing and maintaining strong corporate governance practices that reflect high standards of ethics and integrity and promote long-term stockholder value.
To that end, our Bylaws provide that our directors must be elected by the affirmative vote of a majority of the votes cast at the Annual Meeting. Additionally, the Guidelines provide that an incumbent director who fails to receive a majority of the votes cast must tender an irrevocable offer of resignation to the Board. The Board will then consider a number of factors in determining whether to accept or reject the resignation, including the director’s contributions to the Company.
Our corporate governance structure and processes are set forth in our key governance documents, including the Guidelines. The Guidelines govern the operation of the Board and its committees and guide the Board and its committees in the execution of their respective responsibilities. The Governance Committee reviews the Guidelines at least annually, and the Board updates the Guidelines periodically in response to changing regulatory requirements, evolving practices and otherwise as circumstances warrant.
Because an important aspect of achieving a strong and effective corporate governance structure is to encourage an open dialogue with our stockholders, we have aligned our policies and procedures with the suggestions set forth in the Commonsense Principles. Accordingly, highlighted below are the key areas of our corporate governance practices that we believe align with the Commonsense Principles.

Board Composition and Leadership	✓	Our Board is led by an independent Non-Executive Chairman who is not our CEO
	✓	Each of our director nominees, other than our President and CEO, is independent
	✓	Our directors have complementary and diverse skills sets, backgrounds and experiences and are continually educated on our industry
	✓	Our Board size promotes an open dialogue among directors
Director Elections	✓	We use a majority voting standard in uncontested director elections, and require incumbent directors who fail to receive a majority of the votes cast to tender their resignation
	✓	Directors are elected on an annual basis
Board Committee Structure	✓	We have a well-developed committee structure with clearly understood responsibilities
	✓	Each member of our standing committees is independent
Director Effectiveness	✓	Our Board, committees and directors conduct regular self and peer evaluations, led by our Governance Committee, to assess effectiveness and areas for improvement
Director Responsibilities	✓	Each of our directors has input into the setting of the Board agenda
	✓	Each of our directors has unfettered access to management, and committees have the authority to retain independent advisors
	✓	Our Board frequently meets in executive session without the CEO or other members of management
	✓	Our Board focuses on significant risks and seeks the proper calibration of risk and reward while focusing on the longer-term interests of our stockholders
Director Compensation	✓	We pay a substantial portion of non-employee director compensation in equity grants

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Related Person Transactions
The Governance Committee administers a written Related Person Transaction Policy that applies to any transaction or series of transactions in which we are a participant, the amount involved exceeds or may be expected to exceed $120,000 and a related person has a direct or indirect material interest. Under the policy, our Chief Legal and Compliance Officer determines whether a transaction meets the requirements of a related person transaction requiring review by the Governance Committee. Transactions that fall within this definition will be referred to the Governance Committee for approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, the Governance Committee will decide whether or not to approve the transaction and will approve only those transactions that are in our best interest. In addition, the Board has delegated to the Chair of the Governance Committee the authority to pre-approve or ratify any transaction with a related person in which the aggregate amount involved is expected to be less than $500,000.
Following his exit from the Company on May 31, 2020, Mr. Rogowski entered into a consulting agreement with the Company, pursuant to which he agreed to provide consulting services to the Company for a period of six months. As a result, in June 2020, Mr. Rogowski began receiving a monthly amount equal to $25,000 and will receive an aggregate of $150,000.
Other than Mr. Rogowski’s consulting agreement, we did not engage in any transaction during fiscal 2020, and have no currently proposed transaction, in which the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest.
Communicating with the Board
Stockholders and other interested parties may communicate with any of our directors, including our Non-Executive Chairman and the Chairs of our committees, or our independent directors as a group, on Board-related issues by writing in care of our Corporate Secretary at our principal executive office address: 1200 Abernathy Road, N.E., Suite 1200, Atlanta, Georgia 30328. Stockholders and other interested persons may also communicate with directors by sending an email message to boardofdirectors@muellerwp.com, or with the Audit Committee by sending an email message to auditcommittee@muellerwp.com. These procedures may change from time to time. Please visit our website at www.muellerwaterproducts.com for the most current means of contacting our directors.
Director Compensation
The Compensation Committee is responsible for reviewing and considering revisions to director compensation. With the assistance of its independent compensation consultant, the Compensation Committee reviews director compensation and compares it to director compensation paid by other companies in the peer group described under “Compensation Discussion and Analysis — Executive Compensation Program Overview — Peer Group Benchmarking and Total Compensation.”
The Board reviews the Compensation Committee’s recommendations and determines the final structure and amounts of director compensation. The Board has determined compensation for non-employee directors should comprise a mix of cash and equity-based awards consistent with the mix and form of payment implemented by other companies in our peer group. In addition to utilizing an overall compensation structure consistent with market practice, the Board believes the interests of directors are aligned with the interests of other stockholders by linking a significant portion of director compensation to Common Stock performance. Under our stock ownership guidelines, directors are required to hold at least 50% of the Common Stock acquired through equity-based awards until they own Common Stock equal in market value to at least five times their annual retainer. See “Compensation Discussion and Analysis — Other Compensation Practices and Policies — Stock Ownership Guidelines” for more information.
Annual Retainer
Each non-employee director was entitled to receive an annual retainer of $60,000 for fiscal 2020. In addition, the Chairs of the Audit Committee, the Compensation Committee, the Governance Committee and the EHS Committee were entitled to receive chair fees equal to $20,000, $15,000, $10,000 and $10,000, respectively. Our Non-Executive Chairman receives $100,000 for serving in this capacity. The annual retainers and chair fees are paid quarterly. During fiscal 2020, due to the impacts of the 2019 Novel Coronavirus ("COVID-19"), all retainer and chair fees accrued and payable to the directors were reduced by 20% during the time period between May 18, 2020 and July 24, 2020.
28 MUELLER WATER PRODUCTS, INC.

ELECTION OF DIRECTORS
Meeting Fees
Each non-employee director was entitled to receive $1,500 for each Board or committee meeting attended during fiscal 2020, except that our Non-Executive Chairman, who is an ex officio member of each standing committee of the Board, receives no Committee meeting fees. Meeting fees are paid promptly after the conclusion of each meeting. The current meeting fee amount has not increased since 2006. During fiscal 2020, due to the impacts of COVID-19, meeting fees accrued and payable to the directors were reduced by 20% during the time period between May 18, 2020 and July 24, 2020.
Deferred Compensation
The Board adopted the Mueller Water Products, Inc. Directors’ Deferred Fee Plan, as amended, under which non-employee directors may elect to defer all or a portion of their directors’ fees. We make deferred payments in January of the year determined by the non-employee director pursuant to an election filed with our Corporate Secretary. The payments may be made in any calendar year not earlier than the year in which the participant has his or her 72nd birthday or the year of the participant’s termination of his or her services as a director, with the payment made in cash in one, five, ten or fifteen annual installments as determined by the participating director in his or her election form. Mr. Tokarz was the only non-employee director who participated in this plan during fiscal 2020. Mr. Tokarz’s deferred payments are maintained in a stock equivalent account.
Equity-Based Awards
Our Second Amended and Restated 2006 Stock Incentive Plan (the “Stock Plan”) provides that, on the date of each annual meeting of stockholders, we will grant equity-based awards with an economic value determined by the Compensation Committee to each non-employee director who is re-elected to the Board and has served as a director for at least six months. In addition, the Stock Plan provides that each director will receive an initial equity-based grant on the date on which he or she commences service as a director, the economic value and terms of which will be determined by the Compensation Committee. See “Compensation Discussion and Analysis — Other Compensation Practices and Policies — Role of Compensation Consultant in Compensation Decisions.”
On January 29, 2020, each non-employee director received equity-based awards in the amount of $105,000, which resulted in the grant of 8,641 restricted stock units (“RSUs”) in accordance with the Stock Plan and related policies. These RSUs will vest for directors remaining in continuous service through the first anniversary of the grant date, although the Compensation Committee may waive this minimum service requirement.
Travel Expenses
We reimburse directors for their travel and related expenses in connection with attending Board and committee meetings and related activities.
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ELECTION OF DIRECTORS
Director Compensation Summary
The following table shows fiscal 2020 compensation for our non-employee directors.

DIRECTOR COMPENSATION TABLE

	Fees Earned or Paid in Cash ($)(3)			Stock Awards ($)(2)	Total ($)
Name	Annual Retainer ($)(1)	Meeting Fees ($)	Total ($)
Shirley C. Franklin	57,000	23,100	80,100	104,988	185,088
Thomas J. Hansen	57,000	26,100	83,100	104,988	188,088
Jerry W. Kolb	76,000	50,100	126,100	104,988	231,088
Mark J. O’Brien	152,000	13,200	165,200	104,988	270,188
Christine Ortiz	57,000	20,100	77,100	104,988	182,088
Bernard G. Rethore	66,500	41,400	107,900	104,988	212,888
Lydia W. Thomas	66,500	24,900	91,400	104,988	196,388
Michael T. Tokarz(3)	71,250	30,900	102,150	104,988	207,138
Stephen C. Van Arsdell	57,000	32,400	89,400	104,988	194,388
(1)Includes fees earned as Chair of a committee or as Non-Executive Chairman.
(2)Reflects the grant date fair value of the RSUs granted during fiscal 2020 computed in accordance with the stock-based compensation accounting rules described in our fiscal 2020 consolidated financial statements, which are included in the 2020 Annual Report.
(3)During fiscal 2020, due to the impacts of COVID-19, all director fees accrued and payable were reduced by 20% during the time period from May 18, 2020 and July 24, 2020.
The following table shows information related to option awards and stock awards made to our non-employee directors that were outstanding at September 30, 2020.

	Option Awards		Stock Awards
	Number of Securities Underlying Options (#)		Number of Shares or Units of Stock That Have Not Vested (#)
	Exercisable	Unexercisable
Shirley C. Franklin	39,990	—	8,641
Thomas J. Hansen	58,999	—	8,641
Jerry W. Kolb	—	—	8,641
Mark J. O’Brien	55,084	—	8,641
Christine Ortiz	—	—	8,641
Bernard G. Rethore	33,025	—	8,641
Lydia W. Thomas	55,084	—	8,641
Michael T. Tokarz	55,084	—	8,641
Stephen C. Van Arsdell	—	—	8,641

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EXECUTIVE COMPENSATION

Proposal Two
Advisory Resolution to Approve Executive Compensation
The Board recommends a vote FOR this proposal.
We provide our stockholders with the annual opportunity to cast an advisory vote to approve the compensation of our named executive officers. The vote on this proposal represents an additional means by which we obtain feedback from our stockholders about executive compensation. Our Compensation Committee sets executive compensation.
The overall objective of our executive compensation program is to encourage and reward the creation of sustainable, long-term stockholder value. To meet this objective, the Compensation Committee has designed compensation plans for our executive officers that target total compensation at or about the regressed 50th percentile of our customized peer group. See “Compensation Discussion and Analysis — Executive Compensation Program Overview — Peer Group Benchmarking and Total Compensation.” A significant portion of our executives’ overall compensation is structured as incentive compensation. For fiscal 2020, incentive compensation represented approximately 80% of our current CEO’s total target compensation (excluding Other Compensation), and an average of 65% of the total target compensation (excluding Other Compensation) of the other named executive officers. We believe an emphasis on both short-term and long-term incentive compensation aligns executives’ and stockholders’ interests. Further, the Company’s results, as measured against the performance metrics established by the Committee in fiscal 2020, produced a performance-based cash incentive compensation pay out percentage of 117.0% of target and a long-term incentive payout percentage of 90.9%, which illustrate rigorous and meaningful targets and highlight the Committee's pay-for-performance philosophy.
We encourage our stockholders to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses how our compensation policies and procedures implement our compensation philosophy. The Board and the Compensation Committee believe these policies and procedures are strongly aligned with the long-term interests of our stockholders and are effective in implementing our compensation philosophy and in achieving our strategic goals.
Accordingly, we ask for stockholder approval of the following resolution:
RESOLVED, that the stockholders of Mueller Water Products, Inc. approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure in the Company’s proxy statement for the 2021 annual meeting of stockholders.
At last year’s annual meeting of stockholders, approximately 97% of votes cast were in support of the compensation of our named executive officers. The Compensation Committee will once again consider the result of this year’s vote, as well as other communications from stockholders relating to our compensation practices, and take them into account in future determinations concerning our executive compensation program. See “Compensation Discussion and Analysis — Highlights of 2020 Executive Compensation.”

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EXECUTIVE COMPENSATION
Compensation Committee Interlocks and Insider Participation
During fiscal 2020, none of the members of the Compensation Committee (comprised of Shirley C. Franklin, Thomas J. Hansen, Jerry W. Kolb, Christine Ortiz and Michael T. Tokarz) was a former or current officer or employee of the Company or any of its subsidiaries or had any relationships requiring disclosure as a related person transaction. None of our executive officers serves or has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Board or its Compensation Committee during fiscal 2020.
Compensation Discussion and Analysis
This Compensation Discussion and Analysis is intended to provide our stockholders with information about our fiscal 2020 compensation program for the following executive officers (collectively, “named executive officers” or “NEOs”):

Scott Hall President and Chief Executive Officer	Marietta Edmunds Zakas Executive Vice President and Chief Financial Officer	Steven S. Heinrichs Executive Vice President, Chief Legal and Compliance Officer and Secretary	Gregory S. Rogowski Former Executive Vice President, Business Development	Chad D. Mize Senior Vice President, Sales and Marketing

Notable Achievements in Fiscal 2020

We completed the integration of Krausz Industries, our 2019 Israeli acquisition.
We began construction of a new state-of-the-art foundry in Decatur, Illinois.
We completed construction of a large casting foundry in Chattanooga, Tennessee to broaden our product lines and increase our overall efficiency and capacity.
We acquired a 250,000 SF facility in Kimball, Tennessee to consolidate various diverse work streams, reduce our geographic footprint and increase the efficiency of sister facilities located in Chattanooga, Tennessee and Albertville, Alabama.
We amended our asset-based lending agreement to current market terms with increased capital flexibility and extended the term to July 2025.
We entered into the largest commercial transaction in our 163 year history with the City of Newport News, Virginia for the purchase of our advanced metering infrastructure solution.
We ratified a five year collective bargaining agreement in our Decatur, Illinois facility, increasing the stability of our labor relationship, providing fair and competitive wages and promoting the attraction and retention of top talent.

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Highlights of Fiscal 2020 Performance

Focused on Operational Investment and Efficiencies to Increase Stockholder Long-Term Value

We generated net sales of $964.1 million, operating income of $116.8 million, adjusted EBITDA of $190.6 million, net cash from operations of $140.3 million and net income per diluted share of $0.45 (with adjusted net income per diluted share of $0.52). See Exhibit A for a reconciliation of non-GAAP information to GAAP information.

Dividend Benefits	Stockholder Value

•We paid stockholders a quarterly $0.0525 per share dividend during fiscal 2020. •We returned $33.1 million to our stockholders through dividends in fiscal 2020.	We repurchased $5 million of our outstanding Common Stock during fiscal 2020.

Highlights of 2020 Performance Related to Executive Compensation
The Compensation Committee used several financial and performance elements (including those set forth below) to assess and determine incentive plan compensation earned during fiscal 2020. See Exhibit A for a reconciliation of the following non-GAAP financial measures used in determining executive compensation to GAAP financial results.
Our compensation programs continually evolve to incorporate stockholder feedback, market best practices, and performance and retention considerations. Our stockholders have strongly supported our executive compensation program in the past, as exhibited by an affirmative “say-on-pay” vote of approximately 97% in each of the last two years. Since the Compensation Committee’s approval of our fiscal 2020 compensation program design in December 2019, including the specific annual cash incentive plan and long-term equity program performance metrics and associated weightings, the world has experienced unprecedented industrial, economic and social disruption as a result of the COVID-19 pandemic. As discussed in more detail in “Compensation Elements — Annual Cash Incentive Awards” below, COVID-19 was declared a pandemic and national emergency in March 2020, coinciding with the midpoint of our fiscal year. In light of the widespread effects of the virus on the then-current global business environment, the Compensation Committee decided to take certain actions with respect to the 2020 executive annual cash incentive plan to address the extreme uncertainty and challenges facing the Company. The Compensation Committee convened and decided to replace the previously approved annual incentive plan metrics (i.e., adjusted EBITDA, net cash from operations and net sales (collectively, the “Financial Metrics”)) for the second half of fiscal 2020 with a single performance metric based upon rTSR. The Compensation Committee believes that rTSR has a strong correlation to our operational and financial objectives and performance, having adopted it in November 2019 as a new measurement vehicle for our long-term equity incentive program. The Compensation Committee determined that the rTSR metric was a fair and balanced measure for evaluating performance during this volatile and uncertain period and its substitution for the original Financial Metrics during the second half of fiscal 2020 in the short-term annual incentive program was a reasonable and prudent decision.
We strive to simplify and provide insight into our compensation-related disclosures while providing thorough and meaningful details of our process. Accordingly, the following summarizes the changes adopted by the Compensation Committee in fiscal 2020:
Annual Incentive Plan
•The adjusted operating income financial metric used in fiscal 2019 was replaced by the adjusted EBITDA financial metric in fiscal 2020 (the Compensation Committee maintained the other fiscal 2019 financial metrics, including net cash from operations and net sales). These metrics were approved at the beginning of fiscal 2020 and used for the first six months of fiscal 2020, prior to the declaration of the COVID-19 pandemic.
•The rTSR metric replaced the Financial Metrics for the last six months of fiscal 2020. The maximum attainment with respect to the rTSR metric was limited to 100% of the target opportunity.
Long-Term Equity Plan
•The rTSR metric was added as a metric, supplementing the continued use of the RONA metric. The fiscal 2020 long term equity incentive program design, including its metrics and weightings, were not modified due to the COVID-19 pandemic.
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EXECUTIVE COMPENSATION

Company Results for Performance Evaluation Basis
	First Half Fiscal 2020 Annual Cash Incentive Award Metrics			Second Half Fiscal 2020 Annual Cash Incentive Award Metric	Full Year 2020 LTIA Metric
	Net Sales(1)	Adjusted EBITDA(2)	Adjusted Cash Flow(3)	Relative Total Shareholder Return(4)	Return on Net Assets(5)
	($ in millions)			(Quartile)	(%)
2020	470.3	88.2	0.5	2nd	22.7
(1)Annual Cash Incentive Award metrics used for the first half of fiscal 2020, measured over the first six months of fiscal 2020.
(2)Annual Cash Incentive Award metric used for the first half of fiscal 2020, measured over the first six months of fiscal 2020. Defined for this purpose as net income plus interest, income tax, depreciation and amortization expenses, adjusted to exclude significant unusual charges.
(3)Annual Cash Incentive Award metric used for the first half of fiscal 2020, measured over the first six months of fiscal 2020. Defined for this purpose as cash flow from operations excluding cash paid for income taxes and net of refunds.
(4)Annual Cash Incentive Award metric used for the second half of fiscal 2020, measured over the second six months of fiscal 2020. Determined by, during the applicable performance period, computing the total shareholder return of each company that was in the S&P 600 SmallCap Industrial Index at the beginning of the applicable performance period (the “TSR Group”) and comparing the Company’s TSR results thereto in order to determine the quartile ranking within the TSR Group.
(5)Long-term incentive award (“LTIA”) metric measured over the full fiscal year. Defined for this purpose as the after-tax quotient obtained by dividing performance evaluation basis adjusted operating income plus amortization of capitalized software and intangible assets by the quarterly average of the sum of working capital, excluding cash, debt and accrued interest and other items plus property, plant and equipment.
Highlights of 2020 Executive Compensation
We design our executive officer compensation programs to target total compensation at or about the regressed 50th percentile for comparable executive positions at companies in our peer group. The principal elements of our compensation program for executives are base salary, annual performance-based cash bonus, long-term incentive equity compensation and broad-based benefit programs and executive severance plan, as applicable.

We tie our executives' compensation to Company performance.

For fiscal 2020, 65% of our CEO’s total target compensation, and an average of 55% of the total target compensation of our other NEOs, could only be earned by meeting performance goals.	PERFORMANCE-BASED TOTAL TARGET COMPENSATION(1)

(1)Excludes Other Compensation. See "Executive Compensation — Summary Compensation Table" for total compensation as earned.
•Our NEOs’ compensation was both negatively and positively affected by Company performance in relation to targets set for fiscal 2020.
•Annual cash bonuses earned by our NEOs (excluding Mr. Hall) for fiscal 2020 ranged from $184,275 to $344,717 compared with $81,601 to $195,117 last year.
•Long-term performance-based compensation was paid or credited at 90.9% of target for fiscal 2020 because Company performance on the RONA financial measure was 90.9% of the target level. Long-term performance-based compensation based upon rTSR granted in fiscal 2020 has a three year performance period and vests September 30, 2022.

We structure performance-based compensation to pay for performance.
We set clear and measurable financial goals for Company performance. In evaluating individual performance, we assess progress toward strategic priorities.
34 MUELLER WATER PRODUCTS, INC.

EXECUTIVE COMPENSATION

We consider stockholder feedback on executive compensation.

At our 2019 and 2020 annual meetings of stockholders, approximately 97% of the votes cast supported the advisory vote on executive compensation. We carefully consider feedback from our stockholders regarding executive compensation.
“SAY-ON-PAY” SUPPORT

•Based on strong stockholder support expressed for our executive compensation programs, the Compensation Committee applied a consistent pay-for-performance philosophy in structuring executive compensation for fiscal 2020.
•Stockholders are invited to express their views or concerns on executive compensation directly to the Chair of the Compensation Committee in the manner described under “Corporate Governance — Communicating with the Board.”

We utilize best practices for executive compensation.

✓	WE DO	✗	WE DON’T
✓	Use incentives to substantially link NEO pay to Company performance	✗	Re-price or exchange equity-based awards
✓	Require executives and directors to maintain significant stock ownership levels	✗	Permit hedging or pledging of Common Stock by directors or executives
✓	Maintain a compensation clawback policy	✗	Pay dividends on unvested equity-based incentives
✓	Require a double trigger for equity award vesting upon a change-in-control	✗	Provide excise tax gross-up benefits

Executive Compensation Program Overview
Guiding Principles
The Compensation Committee has identified the following guiding principles in overseeing the compensation program for our executives:

Competitiveness Compensation programs should be designed to target at the regressed 50th percentile of total compensation for comparable executive positions at a customized peer group.
Pay for Performance
Where compensation for an executive is tied to the achievement of financial and strategic goals, actual results that exceed target levels should provide above-target payouts, and results that do not exceed threshold levels should not provide payouts.

Responsibility
A significant portion of an executive’s overall compensation should be tied to the achievement of financial performance goals. The portion of an executive’s target total compensation that is incentive based should increase as an executive’s responsibilities increase.

Stockholder Alignment
Executives’ interests are more directly aligned with stockholders’ interests when compensation programs:
•Emphasize both short- and long-term financial performance;
•Are significantly impacted by the value of Common Stock; and
•Require meaningful Common Stock ownership.

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EXECUTIVE COMPENSATION
Peer Group Benchmarking and Total Compensation
Each year, the Compensation Committee’s compensation consultant collects peer group compensation data and prepares an executive benchmarking study using a market regression analysis to size-adjust the market data for our net sales size as a whole. The Compensation Committee, with input from its independent compensation consultant, reviews the prior year peer group. This review focuses on companies that have a primary manufacturing component to their businesses, have similar organizational structures and are publicly traded or otherwise file financial statements with the SEC. We believe the resulting peer group provides a valid and appropriate comparison for the Company’s executive compensation program and governance practices. For fiscal 2020, the Compensation Committee did not make any changes to the previous year’s group. The peer group for fiscal 2020 (“Peer Group”) consisted of the companies listed below.

Fiscal 2020 Peer Group		The Compensation Committee targets total compensation at or about the regressed 50th percentile of the Peer Group
Armstrong World Industries, Inc.	Hillenbrand, Inc.
Badger Meter, Inc.	IDEX Corporation
Chart Industries	Itron, Inc.
Circor International Inc.	Mueller Industries, Inc.
Crane Co.	Quanex Building Products Corporation
EnPro Industries, Inc.	Rexnord Corp.
Franklin Electric Co.	SPX Flow
Graco Inc.	Valmont Industries, Inc.
Harsco Corp.	Watts Water Technologies, Inc.
The Compensation Committee regularly reviews the target total compensation of each executive and compares it to the total compensation for comparable executive positions in the Peer Group. The Compensation Committee targets total compensation at or about the regressed 50th percentile of the Peer Group, subject to individual adjustments based on experience, length of service, individual performance and other factors deemed appropriate by the Compensation Committee.
Compensation Elements
The following table lists our primary elements of compensation. Each element is targeted at or about the regressed 50th percentile for comparable positions in the Peer Group.

Pay Element	Salary	Bonus	RSUs	PRSUs
Recipients		All NEOs

Period of Grant	Generally reviewed every 12 months	Annually	Annually	Annually
Form of Delivery	Cash			Equity

Type of Performance	Short-term emphasis			Long-term emphasis

Performance Measures	—	Mix of financial results, EHS-related operational goals and market index performance (rTSR)	Value of delivered shares based on stock price on vesting dates	Return on Net Assets ("RONA") achievement	Relative total shareholder return ("rTSR")
Performance Period / Vesting	Ongoing	1 year	Generally vest annually over 3 years	Earned annually and vest at the end of the 3-year award cycle	Vest at the end of 3-year award cycle
How Payout Determined	Predominantly tied to Peer Group data, with an element of Compensation Committee discretion	Predominantly formulaic (based on performance against goals and market index), with an element of Compensation Committee discretion	Completion of required service period through each vesting date	Formulaic (based on performance against goals) for specific performance periods	Formulaic (based on performance against peers) for specific performance periods
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Salary
The Compensation Committee regularly compares the salary of each executive to the regressed 50th percentile of comparable executives in the Peer Group and uses that benchmark as a guide. Salaries for the NEOs are adjusted, as appropriate, annually on February 1, 2020. The Compensation Committee approved the following salaries for our NEOs in fiscal 2020.

Name	Annual Salary Rate at September 30, 2020(2) ($)	Annual Salary Rate at September 30, 2019 ($)	Salary Increase (%)
Scott Hall	815,567	795,675	2.5
Marietta Edmunds Zakas	424,350	414,000	2.5
Steven S. Heinrichs	433,063	422,500	2.5
Gregory S. Rogowski(1)	N/A	470,900	N/A
Chad D. Mize	315,000	315,000	0.0
(1)Mr. Rogowski exited the Company on May 31, 2020.
(2)Due to and in mitigation of the impact of COVID-19, Messrs. Hall, Heinrichs, Mize and Rogowski and Ms. Zakas received twenty percent (20%) reduced salary payments for the period from May 18, 2020 through July 24, 2020.
Annual Cash Incentive Awards
The annual cash incentive plan rewards our named executive officers for achieving key financial metrics, which drive our operating results and enhance stockholder value. The Compensation Committee sets the annual cash incentive target opportunity for each executive at the regressed 50th percentile of comparable executives in the Peer Group.
Historically, the Compensation Committee has selected two types of performance metrics: (i) financial goals (weighted 90%) and (ii) EHS-related performance metrics (weighted 10%), each subject to a performance multiplier ranging between 0% and 200%. At the outset of fiscal 2020, the Compensation Committee continued this practice, with each NEO able to earn between 0% and 200% of his or her annual cash target opportunity. The financial goals consisted of adjusted EBITDA, net cash from operations and net sales. However, with the declaration of the COVID-19 pandemic at the midpoint of the Company’s fiscal year, the Compensation Committee, recognizing the unpredictable effects of the pandemic on the Company’s performance in the near term, convened to review the Company’s actual performance year to date against the performance goals established at the beginning of fiscal 2020. The Compensation Committee determined that the uncertainty within the marketplace, the importance of executive engagement and retention, and the need to align compensation targets with meaningful and reasonable goals demanded a modification to the previously approved annual cash incentive plan. Accordingly, the Compensation Committee, using its discretion and on its own initiative, modified the structure of the annual cash incentive award program, dividing the program into two six-month measurement periods for non-EHS metrics. For the first six months of fiscal 2020, the Compensation Committee determined that the annual incentive award would be based upon the Company’s original performance metrics and associated targets and actual performance prior to the declaration of the COVD-19 pandemic. For the second half of the fiscal year, the Compensation Committee determined that the annual incentive award would be based upon rTSR because it believes rTSR is one of the most tangible, visible measures of the value created for stockholders during this uncertain and volatile period. Additionally, the Compensation Committee limited the performance multiplier for the second half of the fiscal year to 100% of the target bonus opportunity.
FISCAL 2020 FIRST HALF
For the first six months of fiscal 2020 (“First Half”), the Compensation Committee retained the financial goals as the performance metric, but modified the associated full year weighting to 45% of the total target bonus opportunity. Each goal continued to be subject to a performance multiplier ranging between 0% and 200%. When doing so, the Compensation Committee evaluated actual financial performance achieved in the First Half against pro forma First Half targets and approved a weighted average performance of 59.8% against such targets for First Half attainment.
FISCAL 2020 SECOND HALF
For the last six months of fiscal 2020 ("Second Half"), the Compensation Committee replaced the First Half financial metrics with rTSR actual performance as measured against the S&P 600 SmallCap Industrial Index (based upon a 20-trading day average), with a full year weighting of 45% of the total target bonus opportunity and subject to a performance multiplier ranging between 0% and 100%, i.e., the Second Half attainment multiplier was limited to 100% of the target
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EXECUTIVE COMPENSATION
bonus opportunity. Comparing the Second Half Company actual performance against the Second Half target, the Compensation Committee approved a Second Half attainment of 44.7%.
FISCAL 2020 FULL YEAR
The EHS-related performance metric (weighted 10% of the total target bonus opportunity), subject to a performance multiplier ranging between 0% and 200%, resulted in the full year EHS attainment.
The sum of the First Half attainment, the Second Half attainment and the full year EHS attainment thus represented the percentage of each NEO’s annual cash target opportunity earned during the year.
The Compensation Committee selected these financial metrics to encourage our NEOs to focus on generating income from continuing operations and enhancing long-term stockholder value. The EHS-related performance metric was tied to reductions in total recordable incidence rates and key performance indicators for sustainability and specific activities identified as leading indicators. The Compensation Committee selected these metrics and established the associated targets because they promote, drive and support the Company’s initiatives and performance and reflect a reasonable chance of achievability while remaining challenging. The Compensation Committee invested significant effort to ensure that the metrics and targets reflect both a desire for continuous improvement, stockholder value creation and a realistic assessment of changes in the market environment. All financial performance goals, subject to the above, were set with minimum (or threshold), target and maximum objectives for each goal as described in the “Performance Targets and Results” table below.

2020 ANNUAL PERFORMANCE TARGETS AND RESULTS

Based on First Half Results(1)						Weighted Aggregate Actual % of Target 117.0%
Metric	First Half Weight (% of Target Bonus)	Results Required to Achieve Bonus ($ in millions)			Actual Payout Factor Based on Results (% of Target Bonus Unweighted)

		Threshold (50%)	Target (100%)	Maximum (200%)
Adjusted EBITDA	22.5%				176.7%
Adjusted Cash Flow	12.5%				0.0%
Net Sales	10.0%				200%
Based on Second Half Results
Metric	Second Half Weight (% of Target Bonus)	Results Required to Achieve Bonus			Actual Payout Factor Based on Results (% of Target Bonus Unweighted)
		(Quartile)(2)
		Threshold (50%)	Target (100%)	Maximum (100%)
rTSR	45%	2nd	3rd	4th	99.3% (2nd Quartile)
Based on Full Year Results
Metric	Full Year Weight (% of Target Bonus)	Results Required to Achieve Bonus (Percentile)			Actual Payout Factor Based on Results (% of Target Bonus Unweighted)
		Threshold (50%)	Target (100%)	Maximum (100%)
EHS	10%	—	—	—	124.9%

(1)See Exhibit A for a reconciliation of non-GAAP information to GAAP information.
(2)Linearly interpolated between Threshold and Target and between Target and Maximum based upon actual results.

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EXECUTIVE COMPENSATION
FISCAL 2020 ANNUAL CASH INCENTIVE AWARDS
Based on actual performance against the performance goals as set forth above, each NEO earned 117.0% of his or her annual cash target opportunity for fiscal 2020. The table below shows each NEO’s annual cash target opportunity and the amount of the annual cash bonuses paid to each NEO.

	At Target Performance		At Actual Performance
Name	% of Salary	Amount ($)	% of Target	Amount ($)
Scott Hall	100%	808,936	117.0%	946,456
Marietta Edmunds Zakas	70%	294,630	117.0%	344,717
Steven S. Heinrichs	60%	257,725	117.0%	301,538
Gregory S. Rogowski(1)	75%	237,804	117.0%	278,231
Chad D. Mize	50%	157,500	117.0%	184,275

(1)Amounts reflect Mr. Rogowski's salary prior to exiting the Company on May 31, 2020.
Long-Term Equity-Based Compensation
The long-term incentive program aligns the interest of our NEOs with those of our stockholders and rewards our NEOs for achieving key metrics. This program drives operating results, enhances stockholder value and helps retain our NEOs.
For fiscal 2020, the Compensation Committee set each NEO’s target long-term compensation value at or about the regressed 50th percentile of comparable executives in the Peer Group. This target value was allocated 70% in the form of performance-based restricted stock units (“PRSUs”) and 30% in the form of time-based restricted stock units (“RSUs”).
PERFORMANCE-BASED RESTRICTED STOCK UNITS
The following are the key aspects of the PRSUs awarded to our NEOs in fiscal 2020:
•70% of each NEO’s target long-term incentive compensation value was awarded in PRSUs. The number of PRSUs awarded in fiscal 2020 was equal to the target value divided by the share price of our Common Stock on the date of award.
•The PRSUs are divided into two categories, based upon applicable performance metric: (i) 57% of the PRSUs (and 40% of the total award) are based upon after-tax RONA achievement ("RONA Units") and (ii) 43% of the PRSUs (and 30% of the total award) are based upon rTSR performance ("Market Units").
•RONA Units:
◦The RONA Units are divided into three equal tranches and each tranche is earned over successive one-year performance periods coinciding with our fiscal years.
◦The Compensation Committee establishes RONA Unit performance period targets for the then-current performance period on an annual basis.
◦At the end of each performance period, the Compensation Committee confirms actual performance against the applicable performance period target.
◦The number of shares of our Common Stock earned at the conclusion of each applicable RONA Unit performance period may range from zero to two times the number of target RONA Units in the applicable tranche, based on the level of achievement against the applicable performance period target.
◦RONA Units representing the level of achievement during the specific performance period are “banked” for potential payout following the end of the three-year award cycle.
•Market Units:
◦The Market Units consist of a single tranche and vest on a 3-year cumulative performance period against the applicable index.
◦The Compensation Committee establishes the performance period target related to the Market Unit award on the grant date of the award.
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EXECUTIVE COMPENSATION
◦At the end of the three-year award period, the Compensation Committee confirms actual performance against the applicable performance target.
◦The number of shares of our Common Stock earned at the conclusion of each Market Unit performance period may range from zero to two times the number of target Market Units awarded, based on the level of achievement against the applicable performance period target.
•All PRSUs are settled in shares of Common Stock.
•To receive earned shares of Common Stock, the NEO must be employed through the last day of the three-year award cycle.
•PRSUs do not convey voting rights or accrue dividends.
PERFORMANCE MEASURE AND RESULT FOR FISCAL 2020
The applicable performance target for the fiscal 2020 performance period for PRSUs awarded in fiscal 2018 and fiscal 2019 was based solely on RONA. The applicable performance targets for the fiscal 2020 performance period for PRSU awards made in fiscal 2020 apply only to the RONA units. “RONA” has the meaning described in footnote 4 to the table under “— Highlights of 2020 Performance Related to Executive Compensation.” The Compensation Committee determined the RONA target using benchmark data from the Peer Group and assistance from the Company’s independent compensation consultant. For fiscal 2019 and fiscal 2020, the Compensation Committee established the RONA target at an absolute percentage on an after-tax basis, whereas in fiscal 2018, the RONA target was based on a pre-tax basis due to uncertainty arising from changes in tax legislation for fiscal 2018. For fiscal 2020, the performance necessary to earn 100% of RONA Unit target payout required RONA of 23.5%, and the performance necessary to earn the maximum 200% of RONA Unit target payout required RONA of at least 26.0%. Actual RONA performance for fiscal 2020 was 22.7%. Therefore, the 2020 performance period RONA Units will settle at 90.9% of the awards. See “Executive Compensation — Grants of Plan-Based Awards Table.”
For these purposes, the relative total shareholder return or “rTSR” has the meaning described in footnote 4 to the table under “— Highlights of 2020 Performance Related to Executive Compensation.” The Compensation Committee determined the rTSR target using benchmark data from the S&P 600 SmallCap Industrial Index (based upon a 20 trading day average) and assistance from the Company’s independent compensation consultant. For the fiscal 2020 grants, the performance necessary to earn 100% of Market Unit target payout requires the rTSR to be in the 50th percentile, and the performance necessary to earn the minimum of 50% and a maximum of 200% of Market Unit target payout requires the rTSR to be in the 25th and 75th percentile, respectively. The fiscal 2020 Market Unit grants will vest and settle at the end of the cumulative 3-year performance period.

PRSU PERFORMANCE MEASURE AND RESULT FOR FISCAL 2020

40 MUELLER WATER PRODUCTS, INC.

EXECUTIVE COMPENSATION
PRSU AWARD ISSUANCES
Common Stock to be issued related to PRSUs awarded in fiscal 2019 (for the three-year award cycle from fiscal 2019 through fiscal 2021) and fiscal 2020 (for the three-year award cycle from fiscal 2020 through fiscal 2022) will not be issued until the Compensation Committee confirms performance results for the fiscal 2021 and fiscal 2022 performance periods, respectively. Shares of Common Stock issued in December 2020 to NEOs for the PRSUs awarded in fiscal 2018 (for the three-year award cycle from fiscal 2018 through fiscal 2020) and vested in fiscal 2020 are set forth below:

Year of Award	Performance Period
	Fiscal 2018	Fiscal 2019	Fiscal 2020	Fiscal 2021	Fiscal 2022
Fiscal 2018			Vested 2018 PRSU Awards (3 Tranches)

Fiscal 2019				Future Vesting of 2019 PRSU Awards (3 Tranches)

Fiscal 2020					Future Vesting of 2020 RU Awards (3 Tranches)
Future Vesting of 2020 MU Awards (1 Tranche)

PRSU SETTLEMENTS OF FISCAL 2018 AWARD

	Performance Periods			Total Issued Number of Shares
	Fiscal 2018	Fiscal 2019	Fiscal 2020
Name	Number of Shares Earned(1)
Scott Hall	31,892	15,088	21,364	68,344
Marietta Edmunds Zakas	10,934	5,173	7,324	23,431
Chad D. Mize	2,505	1,214	1,678	5,397
(1)See the definitive proxy statements we filed with the SEC on December 13, 2018 and December 12, 2019, respectively, for information concerning target RONA performance and actual RONA performance for the 2018 and 2019 performance periods.
TIME-BASED RESTRICTED STOCK UNITS
For fiscal 2020, 30% of each NEO’s target long-term incentive compensation value was awarded in RSUs. The number of RSUs granted was equal to the compensation value divided by the price of our Common Stock on the date of award. Typically, one-third of the RSUs granted vest on each anniversary of the grant date. See “Executive Compensation — Grants of Plan-Based Awards Table.”
TIMING OF EQUITY AWARDS
While the Compensation Committee may grant equity-based awards at any of its scheduled meetings or by unanimous written consent, it generally establishes awards for executives at its November or December meeting each year, except for awards related to promotions or new hires. Grants approved during scheduled meetings become effective and are priced as of the date of approval or as of a predetermined future date based on a date of hire. Grants approved by unanimous written consent become effective and are priced as of a predetermined future date. All stock options have a per-share exercise price equal to the closing stock price on the NYSE on the date of the grant.
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EXECUTIVE COMPENSATION
Other Cash and Equity Awards
Upon his exit from the Company, Mr. Rogowski will receive an aggregate $1,260,835 of severance payments, payable in 18 monthly installments beginning June 2020. During fiscal 2020, severance payments, including accrued vacation, to Mr. Rogowski totaled $290,444. Following his exit from the Company on May 31, 2020, in order to ensure a smooth transition of his responsibilities, Mr. Rogowski entered into a consulting agreement with the Company, pursuant to which he agreed to provide consulting services to the Company for a period of six months. As a result, in June 2020, Mr. Rogowski began receiving $25,000 per month (a total of $100,000 in fiscal 2020) and will receive a cumulative amount of $150,000.
Retirement Benefits
We offer retirement benefits to our NEOs and other employees intended to provide a competitive source of retirement income. These retirement benefits are provided through the vehicles described below.
RETIREMENT SAVINGS PLAN APPLICABLE TO EMPLOYEES GENERALLY
The Mueller Group LLC Retirement Savings Plan is a 401(k) plan that provides retirement benefits for our non-union employees and those of our participating subsidiaries. Each of our NEOs participated in the plan in fiscal 2020 on the same basis as our other eligible employees, under which we make matching contributions in accordance with the terms of that plan.
Other Benefits
PERQUISITES
We provide certain perquisites to our NEOs that the Compensation Committee believes are reasonable and consistent with our overall compensation program. In fiscal 2020, the Compensation Committee offered the NEOs limited perquisites, including a car allowance (excluding Mr. Mize), life insurance, supplemental long-term disability insurance and reimbursement for certain financial planning and annual physical examination expenses. See “Executive Compensation — Summary Compensation Table — All Other Compensation.”
SEVERANCE BENEFITS
Each NEO is entitled to severance benefits. See “Potential Payments Upon Termination or Change-in-Control.”
CHANGE-IN-CONTROL BENEFITS
Change-in-control agreements are used to create incentives for executives to build stockholder value and to seek the highest value possible for stockholders should we be acquired, despite the risk of losing employment. Our change-in-control agreements for executives provide for vesting of outstanding equity-based awards and payment of severance amounts upon a change-in-control and operate with a “double trigger” for severance payments and equity awards, meaning severance payments and accelerated vesting of equity awards do not occur unless the executive’s employment is involuntarily terminated (other than for cause or for termination for good reason) within 24 months following a change-in-control. The agreements also contain a “best-of-net” provision, so that, in the event excise taxes would be imposed on payments under the agreements, the NEO will, at his or her discretion, either (1) pay the excise tax without assistance from the Company or (2) have the payments reduced to an amount at which an excise tax would no longer be payable.
The Company provides NEOs without a change-in-control agreement with change-in-control benefits via the Company's executive severance plan approved by the Compensation Committee and instituted by the Company in January 2020. The executive severance plan provides applicable employees, upon a change-in-control, for vesting of outstanding equity-based awards if a replacement award (as defined in the executive severance plan) is not available and payment of severance amounts if the executive’s employment is involuntarily terminated (other than for cause or for termination for good reason) within 24 months following a change-in-control, i.e., a “double trigger.”
EMPLOYEE STOCK PURCHASE PLAN
Our Employee Stock Purchase Plan (“ESPP”) provides all of our employees an opportunity to purchase Common Stock, subject to certain restrictions, through regular payroll deductions.

42 MUELLER WATER PRODUCTS, INC.

EXECUTIVE COMPENSATION
HEALTH AND WELFARE BENEFITS
We generally offer group medical, dental, vision, life and long-term disability insurance in a flexible benefits package to all active U.S. employees, except as otherwise required by collective bargaining agreements. Employees are provided life insurance up to one times their base salaries at no charge, other than related income taxes, to the employee. For an additional charge, employees may obtain coverage of up to four times their base salary up to a maximum life insurance benefit of $1,250,000. NEOs participate on the same basis as other eligible employees.
Other Factors Considered by the Compensation Committee
Risk and Incentive Compensation
The Compensation Committee has conducted an assessment of our compensation policies and practices and does not believe these policies and practices are reasonably likely to have a material adverse effect on us. This assessment included a review of the risk profile of our compensation policies and practices for all employees. To facilitate its review, the Compensation Committee engaged its compensation consultant to review our compensation structure to identify design elements that might encourage excessive risk taking. The compensation consultant discussed its review and conclusions with the Compensation Committee. In conducting its review, the Compensation Committee noted several policies and practices that mitigate risk, including:
•Using multiple performance measures in annual incentive awards and capping payout levels;
•Maintaining the ability to reduce annual incentive awards, based on its independent judgment;
•Using multiple long-term incentive vehicles;
•Using overlapping multi-year award cycles in connection with performance shares and capping payout levels; and
•Maintaining stock ownership guidelines, an anti-hedging policy, an anti-pledging policy and a clawback policy.
Tally Sheets
The Compensation Committee regularly reviews “tally sheets” for each executive. The tally sheets contain information concerning prior years’ compensation, proposed compensation for the current year, outstanding equity-based awards (both vested and unvested) and various termination-of-employment scenarios. The tally sheets assist the Compensation Committee in evaluating the many facets of executive compensation, understanding the magnitude of potential payouts as a result of termination-of-employment scenarios and considering changes to our compensation programs, arrangements and plans in light of emerging trends.
Other Compensation Practices and Policies
Role of Compensation Consultant in Compensation Decisions
The Compensation Committee has sole authority to select and retain a compensation consultant, including authority to approve fees and retention terms. For fiscal 2020, the Compensation Committee retained Meridian Compensation Partners, LLC as its compensation consultant. The Compensation Committee reviews the performance of its compensation consultant annually.
In fiscal 2020, the compensation consultant’s responsibilities included, but were not limited to:
•Providing recommendations regarding the composition of our Peer Group;
•Preparing and analyzing Peer Group compensation and plan design data;
•Reviewing and advising on the performance measures to be used in incentive awards;
•Valuing equity-based awards; and
•Reviewing and advising on principal aspects of executive and non-employee director compensation, including base salaries, bonuses and equity-based awards for executives, and cash compensation and equity-based awards for non-employee directors.
The Compensation Committee considered the independence of its compensation consultant in light of standards under NYSE listing standards. The Compensation Committee requested and received a letter from the compensation consultant addressing its independence, including the factors described below:
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EXECUTIVE COMPENSATION
•Other services provided to us by the consultant;
•Fees paid by us as a percentage of the consultant’s total revenue;
•Policies or procedures maintained by the consultant that are designed to prevent a conflict of interest;
•Any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation Committee;
•Any Common Stock owned by the individual consultants involved in the engagement; and
•Any business or personal relationships between our executives and the consultant or the individual consultants involved in the engagement.
The Compensation Committee took into account these considerations, along with other factors relevant to the compensation consultant’s independence from management, and concluded the compensation consultant is independent and the engagement of the compensation consultant and the services rendered by the compensation consultant did not raise any conflict of interest.
Role of Management in Compensation Decisions
The Compensation Committee reviews information provided by its compensation consultant and uses that information as a reference point for the components of compensation. The Compensation Committee and the Chief Executive Officer discuss the financial metrics and operational goals intended to closely align performance targets of the business units and the Company as a whole with our strategic goals. The Chief Executive Officer makes recommendations to the Compensation Committee for executives other than himself with respect to annual salary adjustments, annual incentive adjustments and grants of equity-based awards under our incentive plans. The Compensation Committee makes the final decision with respect to the compensation of these executives, taking into consideration the Chief Executive Officer’s recommendations.
The Compensation Committee annually receives input from the entire Board with respect to the Chief Executive Officer’s performance and recommends his compensation level to the Board. The Board discusses and approves the annual salary of the Chief Executive Officer. The Chair of the Compensation Committee and Non-Executive Chairman of the Board meet with the Chief Executive Officer to discuss the Chief Executive Officer’s performance and compensation based on evaluations received from the Board.
In fiscal 2020, the Chief Executive Officer was present at all of the Compensation Committee meetings but was excused from the executive sessions of the Compensation Committee and did not participate in deliberations during which his compensation was discussed.
Income Tax Consequences of Executive Compensation
Our compensation programs were designed to permit us to deduct compensation expense under Section 162(m) of the Internal Revenue Code, which historically limited the tax deductibility of annual compensation paid to executives to $1 million, unless the compensation qualified as “performance-based.” The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed (subject to certain transition rules), effective for taxable years beginning after December 31, 2017, such that compensation paid to our NEOs in excess of $1 million is generally not deductible. As a result, we may no longer take a deduction for any compensation paid to our NEOs in excess of $1 million. In fiscal 2020 and in plans for fiscal 2021, the Compensation Committee continued to design compensation programs and make grants that it believes are performance-based and well aligned with the interests of our stockholders.
Previous grants made under the Stock Plan, and the PRSUs granted thereunder, as well as the annual cash incentive award, were structured and were intended to permit such awards to qualify as “performance-based” compensation to maximize the tax deductibility of these awards under Section 162(m). Those awards may not be fully deductible under all circumstances, as a number of additional requirements must be met for the awards to qualify as “performance-based” compensation.
Compensation Recovery (Clawback) Policy
NEOs are required, to the extent required by law, to reimburse us following the publication of a restatement of our financial statements due to material noncompliance with any financial reporting requirement under the securities laws as a result of misconduct for (a) incentive-based or equity-based compensation received and (b) any profits realized from the sale of our securities during the 12 months prior to discovery of the noncompliance. The Compensation Committee has exclusive authority to interpret and enforce this provision.
44 MUELLER WATER PRODUCTS, INC.

EXECUTIVE COMPENSATION
The Compensation Committee has adopted a “Clawback Policy” to recover pay that is determined to have been wrongfully earned by managerial or executive employees, including our NEOs. As a result, all equity awards granted after November 30, 2009 include a clause that reduces the number of equity-based awards upon the occurrence of certain events. The Compensation Committee has the exclusive authority to interpret the Clawback Policy, and may offset compensation as necessary to recover amounts due under the Clawback Policy.
Prohibition on Hedging and Pledging
We do not allow directors or employees to hedge the value of our equity securities held directly or indirectly by them. Our policy prohibits the purchase or sale of puts, calls, options or other derivative securities based on our securities, as well as hedging or monetization transactions, purchases of our equity securities on margin and borrowing against any account in which our securities are held. We prohibit pledging of Common Stock by executives or directors.
Stock Ownership Guidelines
The Compensation Committee has adopted stock ownership guidelines to promote a high level of stock retention among executives and non-employee directors. The guidelines require that the total value of the executive’s or non-employee director’s holdings of Common Stock must equal or exceed the specified target value shown below.

Position/Title	Target Ownership
Chief Executive Officer and President	6x base salary
Executive Vice Presidents	3x base salary
Senior Vice Presidents	2x base salary
Vice Presidents	1x base salary
Non-Employee Directors	5x annual retainer
All NEOs and directors are in compliance with our stock ownership guidelines. Our stock ownership guidelines are available on our website at www.muellerwaterproducts.com.
Report of the Compensation and Human Resources Committee
The Compensation Committee participated in the preparation of the Compensation Discussion and Analysis. Based on its review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
See “Board Structure — Board Committee Information” for information concerning the Compensation Committee and its responsibilities.

Compensation and Human Resources Committee
MICHAEL T. TOKARZ, CHAIR
SHIRLEY C. FRANKLIN
THOMAS J. HANSEN
JERRY W. KOLB
CHRISTINE ORTIZ

PROXY STATEMENT FOR 2021 ANNUAL MEETING 45

EXECUTIVE COMPENSATION
Executive Compensation Tables
Summary Compensation Table
The amounts reported in the following table, including base salary, annual and long-term incentive amounts, benefits and perquisites, are described more fully under “Compensation Discussion and Analysis.”

Name and Principal Position(1)	Fiscal Year	Salary(2) ($)	Bonus(3) ($)	Stock Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	All Other Compensation(6) ($)	Total ($)
Scott Hall President and Chief Executive Officer	2020	777,786	—	2,509,534	946,456	52,990	4,286,766
	2019	787,950	—	1,514,329	438,889	259,338	3,000,506
	2018	765,000	—	1,402,578	1,009,839	41,715	3,219,132
Marietta Edmunds Zakas Executive Vice President and Chief Financial Officer	2020	404,692	—	755,866	344,717	49,395	1,554,671
	2019	409,333	—	457,792	159,599	50,426	1,077,150
	2018	379,529	15,000	524,124	338,173	41,900	1,298,726
Steven S. Heinrichs Executive Vice President, Chief Legal and Compliance Officer and Secretary	2020	413,001	—	521,697	301,538	36,975	1,273,211
	2019	420,000	—	253,320	140,364	50,451	864,135
	2018	61,307	275,000	499,994	48,557	7,543	892,401
Gregory S. Rogowski Former Executive Vice President, Business Development	2020	313,070	550,000	207,850	278,231	418,181	1,767,332
	2019	467,067	—	476,609	195,117	45,438	1,184,231
	2018	454,933	—	591,809	450,401	84,458	1,581,601
Chad D. Mize Senior Vice President, Sales and Marketing	2020	302,969	—	304,481	184,275	13,654	805,379
	2019	—	—	—	—	—	—
	2018	—	—	—	—	—	—
(1)Effective January 23, 2017, Mr. Hall was appointed President and Chief Executive Officer. Effective January 1, 2018, Ms. Zakas was appointed Executive Vice President and Chief Financial Officer. Effective August 8, 2018, Mr. Heinrichs was appointed Executive Vice President, Chief Legal and Compliance Officer and Secretary. Effective October 1, 2019, Mr. Mize was appointed Senior Vice President, Sales and Marketing. Effective May 31, 2020, Mr. Rogowski was no longer with the Company.
(2)Due to and in mitigation of the financial impact of COVID-19, our NEOs received twenty percent (20%) reduced salary payments for the period from May 18, 2020 through July 24, 2020.
(3)Mr. Heinrichs received a sign-on bonus in connection with joining the Company in August 2018. Ms. Zakas received payments in recognition of assuming interim Human Resources responsibilities from January 2016 through December 2017. Mr. Rogowski received $550,000 under an amendment to his employment agreement dated May 5, 2017.
(4)“Stock Awards” comprise RSUs, Market Units and RONA Units. All RSUs and Market Units are granted on the date of award. RONA Units are granted annually in three equal tranches, beginning on the date of award. The Stock Awards amounts include the aggregate grant date fair values of RSUs and Market Units granted in fiscal 2020 and the third, second and first tranches of RONA Units awarded in fiscal 2018, 2019 and 2020, respectively, for the fiscal 2020 performance period. The dollar amounts shown for Stock Awards represent the aggregate grant date fair values calculated in accordance with ASC 718, Stock Compensation. See “Compensation Discussion and Analysis — Compensation Elements — Long-Term Equity-Based Compensation” for more information.
(5)Amounts reflect annual non-equity incentive plan compensation awards earned by our NEOs based on Company financial performance, EHS-related objectives and rTSR results. The amounts earned for fiscal 2020 were paid in December 2020. See “Compensation Discussion and Analysis — Compensation Elements — Annual Cash Incentive Awards” for more information.
(6)Amounts reflect the combined value of each NEO’s perquisites and compensation that is not otherwise reflected in the Summary Compensation Table. Amounts for fiscal 2020 are described in “— Summary Compensation Table — All Other Compensation” below.
46 MUELLER WATER PRODUCTS, INC.

EXECUTIVE COMPENSATION
Summary Compensation Table - All Other Compensation
The following table provides additional detail regarding the amounts presented in the “All Other Compensation” column in the Summary Compensation Table for fiscal 2020.

Name	Vehicle Allowance ($)	Financial Planning(1) ($)	Contributions to 401(k) Plans ($)	Life and Long-Term Disability Insurance ($)	Other(2) ($)	Total ($)
Scott Hall	24,000	—	11,548	17,442	—	52,990
Marietta Edmunds Zakas	18,000	7,500	11,474	9,370	3,051	49,395
Steven S. Heinrichs	18,000	—	11,573	7,402	—	36,975
Gregory S. Rogowski	12,000	—	7,813	7,923	390,445	418,181
Chad D. Mize	—	1,350	10,019	2,285	—	13,654
(1)NEOs are entitled to reimbursement of up to $7,500 for annual financial planning ($10,000 for the CEO).
(2)Other compensation for Mr. Hall, Heinrichs and Mize and Ms. Zakas consists of reimbursement of annual physical exam expenses. Other compensation for Mr. Rogowski consists of severance benefits and monthly fees for consulting services provided to the Company following his exit. See “Compensation Discussion and Analysis — Compensation Elements — Other Cash and Equity Awards.”
Grants of Plan-Based Awards Table
The following table summarizes the fiscal 2020 grants made to our NEOs on December 3, 2019 on a grant-by-grant basis. Each of the equity-based awards granted during fiscal 2020 and reported in the following table was granted under, and is subject to the terms of, the Stock Plan.

FISCAL 2020 GRANTS OF PLAN-BASED AWARDS TABLE

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Issuance of Shares Under Equity Incentive Plans(2)			All Other Stock-Based Awards (#)(3)	Grant Date Fair Value of Stock-Based Awards ($)(4)
Name	Award Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Scott Hall			—	808,936	1,009,552
	12/3/2019								55,950	629,997
	12/3/2019	(5)				27,975	55,950	111,900		835,893
	12/3/2019	(6)				12,433	24,866	49,732		279,991
	11/27/2018	(6)				22,159	44,317	88,634		499,009
	11/28/2017	(6)				11,752	23,503	47,006		264,644
Marietta Edmunds Zakas			—	294,630	367,698
	12/3/2019								16,518	185,993
	12/3/2019	(5)				8,259	16,518	33,036		246,779
	12/3/2019	(6)				3,671	7,341	14,682		82,660
	11/27/2018	(6)				6,648	13,295	26,590		149,702
	11/28/2017	(6)				4,029	8,058	16,116		90,733
Steven S. Heinrichs			—	257,725	321,641
	12/3/2019								12,921	145,490
	12/3/2019	(5)				6,461	12,921	25,842		193,040
	12/3/2019	(6)				2,871	5,742	11,484		64,655
	11/27/2018	(6)				5,263	10,525	21,050		118,512
PROXY STATEMENT FOR 2021 ANNUAL MEETING 47

EXECUTIVE COMPENSATION

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Issuance of Shares Under Equity Incentive Plans(2)			All Other Stock-Based Awards (#)(3)	Grant Date Fair Value of Stock-Based Awards ($)(4)
Name	Award Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gregory S. Rogowski			—	237,804	296,780
	12/3/2019								—	—
	12/3/2019	(5)				1,806	3,611	7,222		53,948
	12/3/2019	(6)				2,403	4,805	9,610		54,104
	11/27/2018	(6)				4,432	8,863	17,726		99,797
	11/28/2017	(6)				—	—	—		—
Chad D. Mize			—	157,500	196,560
	12/3/2019								7,992	89,990
	12/3/2019	(5)				3,996	7,992	15,984		119,400
	12/3/2019	(6)				1,776	3,552	7,104		39,996
	11/27/2018	(6)				1,523	3,046	6,092		34,298
	11/28/2017	(6)				924	1,847	3,694		20,797
(1)Amounts represent the range of possible cash payouts for fiscal 2020 awards under the annual cash incentive plan as described in “Compensation Discussion and Analysis — Compensation Elements — Annual Cash Incentive Awards.” The awards that were earned based on actual performance for fiscal 2020 were paid in December 2020 and are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(2)Represents (i) shares that could have been earned based on the achievement of RONA performance goals in the 2020 performance period in connection with applicable RONA Unit grants and (ii) shares that could be earned based on the achievement of rTSR performance goals established in fiscal 2020 in connection with applicable Market Unit grants. Estimated amounts that may be earned over the three-year RONA Unit award cycle and three-year Market Unit cumulative award period of applicable PRSUs awarded for fiscal 2018, 2019 and 2020 are reflected in the “Outstanding Equity Awards Table” below. Market Units were initially granted in fiscal 2020. See “Compensation Discussion and Analysis — Compensation Elements — Long-Term Equity-Based Compensation — Performance-Based Restricted Stock Units.”
(3)Represents time-based RSUs. Each RSU entitles the grantee to receive one share of Common Stock upon vesting. The RSUs generally vest in equal installments on the first, second and third anniversaries of the award date. See “Compensation Discussion and Analysis — Compensation Elements — Long-Term Equity-Based Compensation — Time-Based Restricted Stock Units.”
(4)See footnote 4 to the “Summary Compensation Table” for a description of the methods used to determine grant date fair value of equity-based awards.
(5)Represents the range of shares of Common Stock that may vest after the end of the three-year cumulative award period applicable to a PRSU award based solely on rTSR performance goals established in fiscal 2020, i.e., Market Units, assuming achievement of threshold, target and maximum performance. Mr. Rogowski receives a prorated amount based upon his time of service, ending May 31, 2020, during the award period.
(6)Represents the range of shares of Common Stock that may vest after the end of the three-year award cycle applicable to a PRSU award solely with respect to the fiscal 2020 RONA performance period goals established in fiscal 2020, i.e., RONA Units, assuming achievement of threshold, target and maximum performance. Mr. Rogowski receives a prorated amount based upon his time of service, ending May 31, 2020, during the award cycle.
48 MUELLER WATER PRODUCTS, INC.

EXECUTIVE COMPENSATION
Outstanding Equity Awards Table
The following table sets forth information detailing the outstanding unexercised options and unvested RSUs and PRSUs held by each of our NEOs at September 30, 2020.

			Option Awards				Stock Awards
			Number of Securities Underlying Options (#)		Option Exercise Price ($)(1)	Option Expiration Date	Number of Units That Have Not Vested (#)(2)	Market Value of Units That Have Not Vested ($)(3)	Number of Performance Units That Have Not Vested (#)	Market Value of Performance Units That Have Not Vested ($)(3)
Name	Award Date		Exercisable	Unexercisable
Scott Hall	11/28/17						23,502	244,186	—	—
	11/27/18	(4)					37,986	394,675	113,054	1,174,631
	12/03/19	(5)					55,950	581,321	128,285	1,332,882
Marietta Edmunds Zakas	11/29/11		25,260	—	2.03	11/29/21	—	—	—	—
	11/28/17						8,058	83,723	—	—
	11/27/18	(4)					11,396	118,404	33,916	352,387
	12/03/19	(5)					16,518	171,622	37,872	393,490
Steven S. Heinrichs	11/27/18	(4)					9,021	93,728	26,850	278,972
	12/03/19	(5)					12,921	134,249	29,624	307,793
Gregory S. Rogowski	11/27/18	(4)					11,396	118,404	16,591	172,380
	12/03/19	(5)					—	—	7,978	82,891
Chad D. Mize	11/28/17						1,846	19,180	—	—
	11/27/18	(4)					2,611	27,128	7,820	81,250
	12/03/19	(5)					7,992	83,037	18,324	190,386
(1)Option exercise prices are equal to the closing price of Common Stock on the NYSE on the respective grant dates.
(2)RSUs vest in equal installments on the first, second and third anniversaries of the respective award dates.
(3)Market value is calculated by multiplying the number of RSUs or PRSUs that have not vested by the closing price of Common Stock on the NYSE on September 30, 2020 of $10.39 per share.
(4)Includes RONA Units and Market Units awarded in fiscal 2019 for a three-year award cycle (fiscal 2019 through fiscal 2021). The PRSUs shown are based on actual RONA performance for fiscal 2019 and 2020 and assume target performance for fiscal 2021. Actual RONA performances for fiscal 2019 and 2020 were 64.2% and 90.9% of target, respectively. See “Compensation Discussion and Analysis — Compensation Elements — Long-Term Equity-Based Compensation — Performance-Based Restricted Stock Units.” Market Units were initially granted in fiscal 2020.
(5)Includes RONA Units and Market Units awarded in fiscal 2020 for a three-year award cycle (fiscal 2020 through fiscal 2022). The RONA Units shown are based on actual RONA performance for fiscal 2020 and assume target performance for fiscal 2021 and 2022. Actual RONA performance for fiscal 2020 was 90.9% of target. See “Compensation Discussion and Analysis — Compensation Elements — Long-Term Equity-Based Compensation — Performance-Based Restricted Stock Units.”
Option Exercises and Stock Vested Table
The following table shows stock options exercised and RSUs and PRSUs vested during fiscal 2020.

	Option Awards		RSU Awards		PRSU Awards(3)
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Scott Hall	—	—	61,507	710,014	68,344	710,094
Marietta Edmunds Zakas	69,930	477,869	18,783	211,460	23,431	243,448
Steven S. Heinrichs	—	—	46,492	524,294	—	—
Gregory S. Rogowski	156,523	1,322,540	20,568	231,606	—	—
Chad D. Mize	—	—	— (4)	60,975	5,397	56,075
(1)Calculated by subtracting the exercise price of the option from the actual trade value of the share on exercise, multiplied by the number of options exercised.
PROXY STATEMENT FOR 2021 ANNUAL MEETING 49

EXECUTIVE COMPENSATION
(2)Calculated as the closing price of Common Stock on the NYSE on the vesting date multiplied by the number of RSUs or PRSUs that vested.
(3)Consists only of RONA Units. Market Units were initially granted in fiscal 2020, which potentially vest in 2023.
(4)Cash equivalent of 5,414 shares via annual incentive plan.
Pension Plan
None of our NEOs participate in a defined benefit pension plan.
Employment, Severance and Change-in-Control Arrangements
At September 30, 2020, we maintained employment agreements with each NEO except as noted. Each agreement provides for an annual equity opportunity, which is subject to the discretion of the Compensation Committee, and commensurate with their executive-level position. Each agreement also entitles the employee to receive reimbursement for financial planning services and the cost of an annual physical exam. The following table sets forth certain information with respect to these agreements.

Name	Base Salary Rate(1) ($)	Annual Target Bonus as Percent of Base Salary(2) (%)	Monthly Car Allowance ($)	Annual Vacation	Severance Benefits as Percent of Salary(3) (%)
Scott Hall	815,567	100	2,000	4 weeks	300.0
Marietta Edmunds Zakas	424,350	70	1,500	4 weeks	262.5
Steven S. Heinrichs	433,063	60	1,500	4 weeks	262.5
Chad D. Mize(4)	315,000	50	N/A	4 weeks	100.0
(1)Salaries are reviewed annually. Amounts shown represent annual salary rates as of September 30, 2020.
(2)Payout can range from zero to up to twice the amount of the target based on the satisfaction of predetermined financial, market and operational performance objectives.
(3)Other severance benefits are paid in monthly installments over 24 months, in the case of Mr. Hall, and over 18 months in the case of each other NEO, together with a lump sum payment of unpaid salary and other benefits.
(4)Mr. Mize is subject to the Company's executive severance plan and does not maintain a separate employment agreement.
At September 30, 2020, we also maintained change-in-control arrangements with each NEO. Under the existing change-in-control agreements with Messrs. Hall and Heinrichs and Ms. Zakas, upon a change-in-control (as defined in the agreement) of the Company and (i) the executive’s employment is terminated other than for Cause or for Good Reason (each as defined in the agreement) within 24 months following a change-in-control or (ii) a replacement award (as defined in the agreement) was not available (i.e., a double trigger), all outstanding options and RSUs would immediately vest. The value of PRSUs reflects the pro rata portion of shares earned during the performance period and payout at target for future performance periods within the award cycle. In addition, if the executive’s employment is terminated other than for Cause or for Good Reason within 24 months following a change-in-control, the executive would be entitled to a lump-sum severance payment equivalent to 2.0x base salary and annual incentive bonus (generally calculated as the greater of (i) the Executive’s annual target bonus and (ii) the average of actual annual incentive bonuses over the preceding three years) and continuation of certain benefits, such as group life and medical insurance coverage for a period of 24 months. The agreements also contain a “best-of-net” provision, so that, in the event excise taxes would be imposed on payments under the agreements, the NEO will either (1) pay the excise tax without assistance from the Company or (2) have the payments reduced to an amount at which an excise tax would no longer be payable, based on which result is more favorable to him or her on an after-tax basis.
Mr. Mize receives change-in-control benefits under the executive severance plan. The executive severance plan provides, upon a change-in-control, for vesting of outstanding equity-based awards if a replacement award (as defined in the Executive Severance Plan) is not available and for payment of cash severance amounts if Mr. Mize’s employment is involuntarily terminated (other than for cause or for termination for Good Reason as defined in the executive severance plan) within 24 months following a change-in-control (i.e., a double trigger). Such cash severance payments would include a lump-sum payment equivalent to the sum of 1.0x base salary and annual target incentive bonus, a pro rata amount of his annual target incentive bonus (prorated based upon the time of service during the applicable fiscal year) and cash equivalent amounts related to other benefits.
50 MUELLER WATER PRODUCTS, INC.

EXECUTIVE COMPENSATION
Potential Payments Upon Termination or Change-in-Control
The following table sets forth the potential benefits each NEO would be entitled to receive upon termination of employment in the situations outlined below. The NEO would not be entitled to the severance benefits described below if he or she terminates employment without Good Reason or is terminated for Cause. The amounts shown are estimates and do not necessarily reflect the actual amounts that would be paid to the NEOs, which would only be known at the time they become eligible for payment. The amounts shown are the amounts that could be payable under existing plans and arrangements if the NEO’s employment had terminated on September 30, 2020.
The termination events pursuant to which the NEOs are entitled to potential payments are as follows:
A - Severance arrangement for termination without cause or for good reason
B - Termination without Cause after a change-in-control
C - Death, disability or retirement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL TABLE

Name		Cash Severance ($)		Bonus Earned as of Event Date(1) ($)	Vesting of Unvested Long-Term Awards(2) ($)	Health, Welfare and Other Benefits Continuation(3) ($)	Outplacement(4) ($)	Total ($)
Scott Hall	A	2,509,437	(5)	946,456	—	57,992	25,000	3,538,885
	B	3,467,622	(6)	946,456	3,727,688	121,504	285,448	8,548,718
	C	—		—	2,169,188	—	—	2,169,188
Marietta Edmunds Zakas	A	1,146,561	(5)	344,717	—	59,216	25,000	1,575,494
	B	1,470,602	(6)	344,717	1,119,630	132,250	148,523	3,215,722
	C	—		—	657,327	—	—	657,327
Steven S. Heinrichs	A	1,170,103	(5)	301,538	—	585	25,000	1,497,226
	B	1,361,626	(6)	301,538	814,743	128,395	151,572	2,757,874
	C	—		—	451,810	—	—	451,810
Chad D. Mize	A	339,231	(5)	184,275	—	24,689	25,000	573,195
	B	496,731	(6)	184,275	400,981	24,689	25,000	1,131,676
	C	—		—	212,465	—	—	212,465
(1)Each is entitled to a pro rata share of the current fiscal year bonus in the event of termination without Cause or after a change-in-control. Amounts in this table assume a termination date of September 30, 2020 and represent the actual bonus paid for fiscal 2020 since this amount would not have otherwise been paid at that date.
(2)The value of RSUs is the closing price of Common Stock on September 30, 2020 multiplied by the number of RSUs. The value of PRSUs reflects the pro rata portion of shares earned during the performance period and payout at target for future performance periods within the award cycle. The closing price of our Common Stock on September 30, 2020 on the NYSE was $10.39.
(3)For all NEOs, excluding Mr. Mize, health and welfare benefits are continued for up to 42 months from the separation date based on the current elections and plan premiums.
(4)Services in Case A (without Cause termination) will be reasonable in our sole discretion. Services in Case B (change-in-control termination) will be provided for up to two years, but will not exceed 35% of the base salary at the time of termination for Messrs. Hall and Heinrichs and Ms. Zakas or $25,000 for Mr. Mize.
(5)Cash severance in Case A (without Cause termination) is equal to a percentage of current annual base salary plus accrued vacation. The percentage applicable to Mr. Hall is 300%. The percentage applicable to Mr. Heinrichs and Ms. Zakas is 262.5%. The percentage applicable to Mr. Mize is 100%. Other severance benefits, if applicable, are paid in monthly installments over 24 months in the case of Mr. Hall and over 18 months in the case of each other NEO, together with a lump sum payment of unpaid salary and other benefits.
(6)Cash severance in Case B (change-in-control termination) for Messrs. Hall and Heinrichs and Ms. Zakas is equal to two times annual base salary plus two times the greater of (i) the annual target bonus and (ii) the average bonus over the last three years, plus accrued vacation. Cash severance in Case B (change-in-control termination) for Mr. Mize is equal to one times annual base salary and target annual incentive bonus plus pro rata target annual incentive bonus, accrued vacation and ancillary medical benefits. Accrued vacation assumes no vacation has been taken.
PROXY STATEMENT FOR 2021 ANNUAL MEETING 51

EXECUTIVE COMPENSATION
CEO Pay Ratio Disclosure
For fiscal 2020, (i) the annual total compensation of our median employee (excluding our CEO) was $55,478 and (ii) the annual total compensation of our CEO was $4,286,766. Based on this information, the ratio of the annual total compensation of our CEO to that of the median employee is approximately 77 to 1. Our employee population consists of approximately 3,100 employees located throughout the world, with approximately 84% in the United States.
To identify the median employee for fiscal 2020, we included all part-time and full-time employees that were employed for any portion of fiscal 2020 so long as they were still actively employed on September 30, 2020. Compensation elements used included regular pay (base salary for exempt population and hourly wages for non-exempt population), bonuses, overtime, shift pay and paid time off. Commissions and executive perquisites were omitted from the median employee selection calculation. Using this methodology, we determined the “median employee” was a full-time, hourly employee located in the United States.
52 MUELLER WATER PRODUCTS, INC.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Proposal Three
Ratification of the Appointment of our Independent Registered Public Accounting Firm for Fiscal 2021
The Board recommends a vote FOR this proposal.
The Audit Committee has authority to retain and terminate the services of our independent registered public accounting firm. The Audit Committee has appointed Ernst & Young LLP as the independent registered public accounting firm to audit our consolidated financial statements and internal control over financial reporting for the fiscal year ending September 30, 2021, subject to negotiation of definitive fee arrangements. Although stockholder ratification of Ernst & Young’s appointment is not required, the Board believes submitting the appointment to our stockholders for ratification is a matter of good corporate governance. See below for a description of the fees Ernst & Young billed us for fiscal 2020 and fiscal 2019.
A representative of Ernst & Young is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to respond to stockholder questions.
Fees and Services of the Independent Registered Public Accounting Firm
The Audit Committee appointed Ernst & Young as the independent registered public accounting firm to audit our consolidated financial statements and internal control over financial reporting for fiscal 2020.
Audit Fees and Other Fees
The following table shows the approximate fees for audit and other services provided by Ernst & Young for fiscal years 2020 and 2019 (in millions). All fees in 2020 and 2019 were pre-approved by the Audit Committee.

	2020	2019
Audit fees(1)	$3.0	$2.3
Audit-related fees	—	—
Tax fees	—	0.2
Total fees	$3.0	$2.5
(1)Reflects fees for professional services performed by Ernst & Young for annual audits (including out-of-pocket expenses) and quarterly limited reviews of our consolidated financial statements.
Pre-Approval of Services Performed by the Independent Registered Public Accounting Firm
The Audit Committee has adopted procedures for pre-approving all audit and non-audit services provided by the independent registered public accounting firm. For both types of pre-approval, the Audit Committee considers whether the services are consistent with the Securities and Exchange Commission (“SEC”) rules on auditor independence and whether the independent registered public accounting firm is able to provide the most effective service. Non-audit fees to be incurred by the independent registered public accounting firm for services permitted by the Sarbanes-Oxley Act of 2002 to be performed by such firm must be approved in advance by the Audit Committee Chairman (for individual projects in amounts up to $100,000) or the Audit Committee. The Audit Committee periodically monitors the services rendered and actual fees paid to the independent registered public accounting firm to ensure the services are within the parameters approved by the Audit Committee.
PROXY STATEMENT FOR 2021 ANNUAL MEETING 53

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
Report of the Audit Committee
Committee Composition and Skills
The Audit Committee is comprised of three independent directors meeting the requirements of applicable SEC and New York Stock Exchange (“NYSE”) rules. The Board has determined all Audit Committee members are “financially literate” for purposes of the NYSE Listed Company Manual (the “NYSE Manual”) and qualify as audit committee “financial experts” within the meaning of the rules and regulations of the SEC. See “Proposal One - Election of Ten Directors — The Board of Directors” for a description of the business background of each member. No member of the Audit Committee serves on the audit committee of more than three public companies.
Meetings
The Audit Committee met 13 times during fiscal 2020, including 11 times by video/teleconference. Meetings include periodic executive sessions with the independent registered public accounting firm, our internal auditors and our management.
Responsibilities of the Audit Committee, Management and the Independent Auditor
The Audit Committee’s key responsibilities are set forth in its charter, which was approved by the Board and is available on our website at www.muellerwaterproducts.com. See “Corporate Governance — Board Operations — Board Committee Information” for more information concerning the Audit Committee and its responsibilities. For the audit of our consolidated financial statements for fiscal 2020 and our internal control over financial reporting:
•Management was responsible for preparing our financial statements and establishing and maintaining effective internal control over financial reporting. The Audit Committee was responsible for monitoring and overseeing our financial reporting and audit functions, as well as our internal control over financial reporting and disclosure.
•Ernst & Young, our independent registered public accounting firm for fiscal 2020, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States and was also responsible for performing an independent audit of, and expressing an opinion on, our internal control over financial reporting.
•The Audit Committee reviewed and discussed with management and Ernst & Young the audited consolidated financial statements for the year ended September 30, 2020, our quarterly consolidated financial statements and operating results for each quarter in the fiscal year and the related significant accounting and disclosure issues, our Critical Audit Matters (“CAMs”} and the effectiveness of our internal control over financial reporting.
•The Audit Committee reviewed management’s report contained in our annual report on Form 10-K for the year ended September 30, 2020 (“Annual Report”), as well as Ernst & Young’s Reports of Independent Registered Public Accounting Firm included in the Annual Report related to its audits of the consolidated financial statements and internal control over financial reporting.
•The Audit Committee discussed with Ernst & Young matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. In addition, Ernst & Young provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and the Audit Committee has discussed with Ernst & Young the firm’s independence.
Audited Consolidated Financial Statements
Based on the foregoing discussions with and reports of management and our independent registered public accounting firm and the Audit Committee’s review of the representations of management, the Audit Committee recommended to the Board the inclusion of our consolidated financial statements in the Annual Report.

Audit Committee
JERRY W. KOLB, CHAIR
BERNARD G. RETHORE
STEPHEN C. VAN ARSDELL

54 MUELLER WATER PRODUCTS, INC.

BENEFICIAL OWNERSHIP OF COMMON STOCK
The following table lists information as of December 14, 2020 regarding the number of shares of Common Stock beneficially owned by each incumbent director, each NEO, all of our directors and current executive officers as a group, and each person or group known by us to own more than 5% of our Common Stock. Unless otherwise noted, voting power and investment power in Common Stock are exercisable solely by the named person.
At December 14, 2020, there were 158,315,625 shares of Common Stock outstanding.

Name and Address of Beneficial Owner(1)	Aggregate Number of Shares of Common Stock Beneficially Owned(2)		Percent of Outstanding Common Stock
Shirley C. Franklin Director	100,544	(3)	*
Scott Hall Director, President and Chief Executive Officer	237,111		*
Thomas J. Hansen Director	132,865	(3)	*
Jerry W. Kolb Director	130,586	(3)	*
Mark J. O’Brien Non-Executive Chairman	183,621	(3)	*
Christine Ortiz Director	18,185	(3)	*
Bernard G. Rethore Director	179,785	(3)	*
Lydia W. Thomas Director	147,386	(3)	*
Michael T. Tokarz Director	392,913	(3)	*
Stephen C. Van Arsdell Director	45,289	(3)	*
Marietta Edmunds Zakas Executive Vice President and Chief Financial Officer	352,280		*
Steven S. Heinrichs Executive Vice President, Chief Legal and Compliance Officer and Secretary	41,099		*
Gregory S. Rogowski Former Executive Vice President, Business Development	364,534	(4)	*
Chad D. Mize Senior Vice President, Sales and Marketing	31,207		*
All directors and executive officers as a group (19 individuals)	2,439,787		1.5%
The Vanguard Group, Inc. PO Box 2600, V26, Valley Forge, PA 19482-2600	14,376,199	(5)	9.1%
BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	11,871,890	(6)	7.5%
Impax Asset Management Group plc, et al. 7th Floor, 30 Panton Street, London, SW1Y 4AJ	10,647,689	(7)	6.7%

PROXY STATEMENT FOR 2021 ANNUAL MEETING 55

BENEFICIAL OWNERSHIP OF COMMON STOCK

Name and Address of Beneficial Owner(1)	Aggregate Number of Shares of Common Stock Beneficially Owned(2)		Percent of Outstanding Common Stock
Franklin Mutual Advisers, LLC 101 John F. Kennedy Parkway, Short Hills, NJ 07078-2789	9,274,730	(8)	5.9%
T. Rowe Price Associates, Inc. 100 E. Pratt Street, Baltimore, MD 21202	7,927,122	(9)	5.0%
*Less than 1% of outstanding common stock
(1)The address of each of our directors and executive officers is c/o Mueller Water Products, Inc., 1200 Abernathy Road, N.E., Suite 1200, Atlanta, Georgia 30328.
(2)Beneficial ownership as reported in the table has been determined in accordance with the rules of the SEC. Under those rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of, or to direct the disposition of, such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. Except as indicated in other notes to this table, directors and executive officers possessed sole voting and investment power with respect to all shares of Common Stock referred to in the table. See “Executive Compensation — Outstanding Equity Awards at Fiscal Year-End Table” for more information concerning outstanding equity awards to our NEOs and “Director Compensation — Director Compensation Summary” for more information concerning outstanding equity awards to our directors.
(3)Each non-employee director, with the exception of Dr. Ortiz and Mr. Van Arsdell, is “retirement-eligible” under and for purposes of the 2006 Stock Plan. Accordingly, for purposes of this table, all outstanding equity-based awards for the retirement eligible non-employee directors are deemed vested. Beginning with the equity-based awards granted to directors in January 2014, all such awards to directors require a grantee who is or becomes retirement-eligible prior to an initial vesting date to remain in continuous service from the grant date through at least the first anniversary thereof to receive accelerated vesting upon retirement. The beneficial ownership reported in the table assumes each grantee of an award on January 29, 2020 will remain in continuous service through February 9, 2021. Excludes Mr. Tokarz's 184,197 stock equivalent shares of Common Stock, which settle in cash in accordance with the Directors' Deferred Fee Plan.
(4)Reflects Mr. Rogowski’s beneficial ownership as of the record date consisting solely of Common Stock.
(5)As reported on Schedule 13G/A filed with the SEC on February 12, 2020, The Vanguard Group, Inc. has sole investment discretion with respect to 14,114,404 shares, sole voting power with respect to 258,116 shares, shared voting power with respect to 23,269 shares and shared investment discretion with respect to 261,795 shares as follows: (1) Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 238,526 shares or 0.15% of the common stock outstanding of the company as a result of its serving as investment manager of collective trust accounts, and (2) Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 42,859 shares or 0.03% of the common stock outstanding of the company as a result of its serving as investment manager of Australian investment offerings.
(6)As reported on Schedule 13G/A filed with the SEC on February 5, 2020, BlackRock, Inc. has sole investment discretion of 11,871,890 shares and sole voting power with respect to 11,549,281 shares.
(7)As reported on Schedule 13G filed with the SEC on February 13, 2020, Impax Asset Management Group plc and Impax Asset Management Limited each have sole investment discretion with respect to 10,647,689 shares and sole voting power with respect to 10,647,689 shares.
(8)As reported on Schedule 13G/A filed with the SEC on February 3, 2020, Franklin Mutual Advisers, LLC has sole investment discretion of 9,274,730 shares and sole voting power with respect to 8,581,327 shares.
(9)As reported on Schedule 13G/A filed with the SEC on February 14, 2020, T. Rowe Price Associates, Inc. has sole investment discretion of 7,927,122 shares and sole voting power with respect to 1,625,987 shares.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of a company’s common stock (together, “Reporting Persons”) to file initial reports of ownership and reports of changes in ownership with the SEC. Reporting Persons are required by SEC rules to furnish companies with copies of all Section 16(a) forms they file. Based solely on a review of copies of such forms furnished to us and written representations from the executive officers and directors, we believe our Reporting Persons complied with all Section 16 filing requirements during fiscal 2020, with the exception of Mr. Michael S. Nancarrow's December 5, 2019 late filing on Form 4 related to the exercise and sale of 3,973 options and Mr. Michael T. Tokarz’ July 2, 2020 late filing on Form 4 related to the acquisition of 8,520.63 shares of phantom stock acquired under the Directors’ Deferred Fee Plan.
56 MUELLER WATER PRODUCTS, INC.

QUESTIONS ABOUT VOTING AND THE ANNUAL MEETING
When and where is the Annual Meeting?
In light of the public health and travel concerns our stockholders may have and the protocols that federal, state and local governments have and may impose regarding COVID-19, this year’s Annual Meeting will be conducted virtually on February 9, 2021. You will be able to virtually (i) attend the Annual Meeting, (ii) vote your shares and (iii) submit questions during the meeting via live webcast by visiting: www.meetingcenter.io/240056906.
To participate virtually at the Annual Meeting, you will need the voter control number included in your proxy materials or on your proxy card and the password for the Annual Meeting, which is MWA2021. We encourage you to allow ample time for online check-in as the meeting will begin promptly at 10:00 a.m. Eastern Time. Please note that there is no in-person meeting for you to attend.
The Annual Meeting will begin promptly at 10:00 a.m. Eastern Time. We encourage you to access the Annual Meeting prior to the start time to allow you ample time to log in to the live webcast and test your computer audio system. We recommend that you carefully review in advance the procedures needed to gain admission virtually to the Annual Meeting.
What is the purpose of the Annual Meeting?
At the Annual Meeting, stockholders will vote virtually on matters summarized in this Proxy Statement. This Proxy Statement contains important information for you to consider when deciding how to vote.
Who is entitled to vote?
You may vote virtually at the Annual Meeting, and any adjournment or postponement thereof, if you were a holder of record of our Common Stock at the close of business on December 14, 2020, the record date. On the record date, there were 158,315,625 shares of Common Stock outstanding. Each share of Common Stock represented at the Annual Meeting is entitled to one vote.
Who is soliciting my vote?
The Board is soliciting your proxy to vote your shares at the Annual Meeting. We made our proxy solicitation materials available to you on the Internet or, upon your request, we have delivered printed versions of these materials to you by mail, in connection with our solicitation of proxies.
What is included in the proxy materials?
The proxy materials for the Annual Meeting include the Notice of Internet Availability of Proxy Materials, this Proxy Statement and the Annual Report. If you requested printed versions by mail, these proxy materials also include the proxy card or voting instruction form for the Annual Meeting. These materials were first sent or made available to stockholders on or about December 21, 2020.
What proposals require my vote, what vote is required to approve each proposal, how will abstentions and broker non-votes be treated and how does the Board recommend I vote?

Voting Item	Voting Standard	Treatment of Abstentions & Broker Non-Votes	Board Recommendation
Elect Directors	Majority of votes cast	Not counted as votes cast and, therefore, no effect	FOR each director nominee
Approve executive compensation	Majority of votes cast	Not counted as votes cast and, therefore, no effect	FOR
Ratify Auditor	Majority of votes cast	N/A	FOR
PROXY STATEMENT FOR 2021 ANNUAL MEETING 57

QUESTIONS ABOUT VOTING AND THE ANNUAL MEETING
Will any other business be conducted at the Annual Meeting?
Management is not aware of any items, other than those referred to in this Proxy Statement, that may properly come before the Annual Meeting.
How are proxies voted?
Shares represented by all valid proxies received on time will be voted as specified. If a valid proxy form is received and does not indicate specific choices, the shares will be voted in accordance with the Board’s recommendations. The Board has designated each of Scott Hall, Steven S. Heinrichs and Chason Carroll as proxies for the Annual Meeting.
How may I vote?
If your shares are registered directly in your name with our transfer agent, you are a “registered stockholder.” Registered stockholders may vote by:
•Internet at the web address noted in the Notice of Internet Availability of Proxy Materials, proxy materials email or proxy card that you received (we encourage you to vote in this manner);
•Telephone through the number noted in the proxy card that you received (if you received a proxy card);
•Signing and dating your proxy card (if you received a proxy card) and mailing it to the indicated address; or
•Virtually attending the Annual Meeting and voting your shares.
If your shares are registered in the name of your broker, bank or other agent, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. Simply complete and mail the proxy card to ensure that your vote is counted. You may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm does not offer Internet or telephone voting information, please complete and return your proxy card in the self-addressed, postage-paid envelope provided. To virtually vote at the Annual Meeting, you must first obtain a valid legal proxy from your broker, bank or other agent and then register in advance to virtually attend the Annual Meeting. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a legal proxy form.
After obtaining a valid legal proxy from your broker, bank or other agent, to then register to virtually attend the Annual Meeting, you must e-mail to Computershare at legalproxy@computershare.com your name and e-mail address and either (a) the forwarded e-mail from your bank, broker or nominee containing your legal proxy or (b) an attached image of your legal proxy. Upon successful preregistration, a beneficial owner will receive a confirmation e-mail from Computershare confirming registration and providing a control number to enter the virtual meeting as a stockholder (using the password MWA2021). See “How can I register for the Annual Meeting?” below for additional details.
If you plan to vote other than by virtually attending the Annual Meeting and voting your shares, your vote must be received by 10:00 a.m., Eastern Time, on February 9, 2021.
How can I ask questions pertinent to meeting matters?
Stockholders may submit questions either before the annual meeting (beginning February 5, 2021) or during the Annual Meeting. If you wish to submit a question either before or during the meeting, please log into www.meetingcenter.io/240056906, enter the meeting password, MWA2021, and your 15-digit voter control number, then follow the instructions to submit a question. Questions pertinent to meeting matters will be answered during the meeting, subject to time limitations.
How can I change my vote?
You can revoke a proxy prior to the completion of voting at the Annual Meeting by:
•Voting again using the Internet or by telephone prior to the Annual Meeting;
•Delivering a later-dated proxy card; or
•Voting your shares virtually at the meeting (if you are a beneficial stockholder).

58 MUELLER WATER PRODUCTS, INC.

QUESTIONS ABOUT VOTING AND THE ANNUAL MEETING
What constitutes a quorum for the Annual Meeting?
The holders of a majority of the voting power of the outstanding shares of Common Stock at the close of business on the record date must be present, either personally or represented by proxy, to constitute a quorum necessary to conduct the Annual Meeting. Shares represented by proxies received but marked as abstentions or as withholding voting authority for any or all director nominees, and shares represented by proxies received but reflecting broker non-votes, will be counted as present at the Annual Meeting for purposes of establishing a quorum.
Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?
We are permitted by SEC rules to furnish proxy materials to stockholders by providing access to those documents on the Internet. Stockholders will not receive printed copies of the proxy materials unless they request them. The Notice provides instructions on how to access and review the Proxy Statement and the Annual Report over the Internet at www.proxyvote.com (for beneficial stockholders) and www.envisionreports.com/MWA (for registered stockholders), and how to submit a proxy over the Internet. If you would like to receive a paper or email copy of the proxy materials, please follow the instructions in the Notice.
What does it mean if I receive more than one Notice, proxy materials email or proxy card?
It means you have multiple accounts holding Common Stock with brokers and/or our transfer agent. You will need to vote separately with respect to each Notice, proxy materials email or proxy card you receive.
What do I need to do if I want to attend the Annual Meeting?
The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date or if you hold a valid proxy for the Annual Meeting. There is no physical location for this meeting.
You can attend the Annual Meeting online, vote and submit questions pertinent to meeting matters during the meeting by visiting www.meetingcenter.io/240056906. The password for the meeting is MWA2021. Please follow the registration instructions below.
The Annual Meeting will begin promptly at 10:00 a.m., Eastern Time, on February 9, 2021. We encourage you to access the meeting prior to the start time in order to log in to the live webcast and test your computer audio system.
How can I register for the Annual Meeting?
If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the Proxy Card or Notice that you received with this Proxy Statement. To access the meeting, you will need the 15-digit control number printed on your card or notice.
If you are a beneficial owner (i.e., you hold your shares through an intermediary, such as a bank or broker), you must register in advance to attend the Annual Meeting virtually on the Internet. To register, you must submit a legal proxy that reflects your proof of proxy power. The legal proxy must reflect your Mueller Water Products, Inc. holdings along with your name. Please forward a copy of the legal proxy and your email address to Computershare either by email to legalproxy@computershare.com (forward the email from your broker or attach an image of your legal proxy) or by mail to Computershare, Mueller Water Products, Inc. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001.
Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on February 4, 2021. You will receive a confirmation of your registration by email (or by mail if no email address is provided) after Computershare receives your registration materials.
How are proxies solicited and what is the cost?
We bear all expenses incurred in connection with the solicitation of proxies. We have engaged Alliance Advisors LLC to assist with the solicitation of proxies for an estimated fee of $10,000, plus expenses. We will reimburse brokers, fiduciaries
PROXY STATEMENT FOR 2021 ANNUAL MEETING 59

QUESTIONS ABOUT VOTING AND THE ANNUAL MEETING
and custodians for their costs in forwarding proxy materials to beneficial holders of Common Stock. Our directors, officers and employees also may solicit proxies in return for no additional compensation.
How can I submit my proposal for inclusion in next year’s proxy?
SEC rules permit stockholders to submit proposals for inclusion in our proxy statement if the stockholder and the proposal meet the requirements specified in Rule 14a-8 under the Exchange Act.
•When to submit? Any stockholder proposals submitted in accordance with Rule 14a-8 must be received at our principal executive offices no later than August 23, 2021.
•Where to submit? Proposals should be addressed to Corporate Secretary, Mueller Water Products, Inc., 1200 Abernathy Road, N.E., Suite 1200, Atlanta, Georgia 30328.
•What to submit? Proposals must conform to and include the information required by Rule 14a-8.
We encourage stockholders to contact our Corporate Secretary prior to submitting a stockholder proposal or any time they have concerns about us.
How can I present a proposal for consideration at next year’s annual meeting?
Our Bylaws provide that any stockholder proposal, including director nominations, that is not submitted for inclusion in next year’s proxy statement under Rule 14a-8, but is instead sought to be presented directly at next year’s annual meeting of stockholders must be delivered to our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date we commenced mailing these proxy materials.
•When to submit? Stockholder proposals submitted under these Bylaw provisions must be received no earlier than August 23, 2021 and no later than September 22, 2021.
•Where to submit? Proposals should be addressed to Corporate Secretary, Mueller Water Products, Inc., 1200 Abernathy Road, N.E., Suite 1200, Atlanta, Georgia 30328.
•What to submit? Proposals must include the information required by our Bylaws, which are available on our website. If the notice delivered to our Corporate Secretary does not contain all of the information specified in our Bylaws, the proposed business will not be transacted at the annual meeting.
By Order of the Board of Directors.
STEVEN S. HEINRICHS
Corporate Secretary
Atlanta, Georgia
December 21, 2020
60 MUELLER WATER PRODUCTS, INC.

GENERAL INFORMATION
Other Business for Presentation at the Annual Meeting
The Board and management do not intend to bring before the Annual Meeting any matters other than those disclosed in the Notice of Annual Meeting of Stockholders, nor do they know of any business that other persons intend to present virtually at the Annual Meeting. Should any other matter or business requiring a vote of stockholders arise, the persons named in the enclosed proxy intend to exercise the authority conferred by the proxy and vote the shares represented thereby in respect of any such other matter or business in accordance with their best judgment in the interest of Mueller Water Products, Inc.
Other Information
Consolidated financial statements for Mueller Water Products, Inc. are included in the 2020 Annual Report filed with the SEC, 100 F Street, N.E., Washington, D.C. 20549, and the New York Stock Exchange. A copy of the 2020 Annual Report (excluding exhibits) will be furnished, without charge, by writing to the Corporate Secretary, Mueller Water Products, Inc., 1200 Abernathy Road, N.E., Suite 1200, Atlanta, Georgia 30328. The 2020 Annual Report is also available on the SEC’s website at www.sec.gov or on our website at www.muellerwaterproducts.com.
PROXY STATEMENT FOR 2021 ANNUAL MEETING 61

EXHIBIT A - RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES TO GAAP PERFORMANCE MEASURES
The Company presents adjusted net income, adjusted net income per diluted share, adjusted operating income, and adjusted EBITDA as performance measures because management uses these measures in evaluating the Company’s underlying performance on a consistent basis across periods and in making decisions about operational strategies. Management also believes these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of the Company’s recurring performance. These are considered measures not calculated in accordance with GAAP, and are therefore considered non-GAAP measures. The Company provides the following reconciliations of these non-GAAP measures to their most comparable GAAP measures.

Six Months Ended March 31, 2020
Reconciliation of Non-GAAP Performance Measures to GAAP Performance Measures (in millions)
Net income	$34.1
Strategic reorganization and other charges	3.3
Walter Energy Accrual	0.2
Income tax benefit of adjusting items	(0.8)
Adjusted net income	$36.8

Weighted average diluted shares outstanding	158.7

Adjusted net income per diluted share	$0.23

Net income	$34.1
Income tax expense	9.9
Interest expense, net	13.4
Walter Energy Accrual	0.2
Pension benefit other than service	(1.5)
Operating income (loss)	56.1
Strategic reorganization and other charges	3.3
Adjusted operating income (loss)	59.4
Pension benefit other than service	1.5
Depreciation and amortization	28.3
Adjusted EBITDA	89.2
Other Adjustments	(1.0)
Performance Evaluation Basis - Adjusted	$88.2

62 MUELLER WATER PRODUCTS, INC.

Year Ended September 30, 2020
Reconciliation of Non-GAAP Performance Measures to GAAP Performance Measures (in millions)
Net income	$72.0
Strategic reorganization and other charges	13.0
Walter Energy accrual	0.2
Income tax benefit of adjusting items	(3.1)
Adjusted net income	$82.1

Weighted average diluted shares outstanding	158.6

Adjusted net income per diluted share	$0.52

Net income	$72.0
Income tax expense	22.1
Interest expense, net	25.5
Walter Energy accrual	0.2
Pension benefit other than service	(3.0)
Operating income (loss)	116.8
Strategic reorganization and other charges	13.0
Adjusted operating income (loss)	129.8
Pension benefit other than service	3.0
Depreciation and amortization	57.8
Adjusted EBITDA	$190.6

	GAAP	Reporting Adjustments	Adjusted Non-GAAP As Reported	Other Adjustments	Performance Evaluation Basis
	(in millions)
First Half 2020 Cash Flow From Operations	$(3.0)			$3.5	$0.5
PROXY STATEMENT FOR 2021 ANNUAL MEETING 63

MUELLER®

ECHOLOGICS®

HYDRO GATE®

HYDRO-GUARD®

HYMAX®

JONES®

KRAUSZ ®

MI.NET®

MILLIKEN®

PRATT®

PRATT INDUSTRIAL®

SINGER®

U.S. PIPE VALVE
AND HYDRANT

Mueller
Water
Products

Mueller Water Products, Inc.
1200 Abernathy Road, N.E., Suite 1200
Atlanta, GA 30328
www.muellerwaterproducts.com

©2020 Mueller Water Products, Inc.
Trademarks referred to herein are owned
by Mueller International, LLC or other
affiliates of Mueller Water Products, Inc.

MUELLER Mueller Water Products

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/MWA** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/MWA

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2021 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 – 3.

1. Election of Directors:

Nominee	For	Against	Abstain
01 - Shirley C. Franklin	☐	☐	☐
02 - Scott Hall	☐	☐	☐
03 - Thomas J. Hansen	☐	☐	☐
04 - Jerry W. Kolb	☐	☐	☐
05 - Mark J. O'Brien	☐	☐	☐
06 - Christine Ortiz	☐	☐	☐
07 - Bernard G. Rethore	☐	☐	☐
08 - Lydia W. Thomas	☐	☐	☐
09 - Michael T. Tokarz	☐	☐	☐
10 - Stephen C. Van Arsdell	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

The 2021 Annual Meeting of Stockholders of Mueller Water Products, Inc. will be held on
Tuesday, February 9, 2021 at 10:00 a.m., Eastern Time, virtually via the Internet at www.meetingcenter.io/240056906.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is — MWA2021.

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/MWA

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Mueller Water Products, Inc.

Notice of 2021 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — February 9, 2021

Scott Hall, Steven S. Heinrichs and Chason Carroll, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the 2021 Annual Meeting of Stockholders of Mueller Water Products, Inc. to be held on February 9, 2021 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

MUELLER Mueller Water Products

VOTE

Online

Go to **www.envisionreports.com/MWA**
or scan the QR code — login details are located in the shaded bar below.

Stockholder Meeting Notice

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement and 2020 Annual Report to stockholders are available at:

www.envisionreports.com/MWA

Easy Online Access — View your proxy materials and vote.

Step 1: Go to **www.envisionreports.com/MWA**.
Step 2: Click on **Cast Your Vote or Request Materials**.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before January 28, 2021 to facilitate timely delivery.

2 N O T

03CM9B

Stockholder Meeting Notice

The 2021 Annual Meeting of Stockholders of Mueller Water Products, Inc. (the "Company") will be held Tuesday, February 9, 2021 at 10:00 a.m., Eastern Time, virtually via the Internet at www.meetingcenter.io/240056906. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — MWA2021.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2-3:

1. Election of Directors:
   01 - Shirley C. Franklin
   02 - Scott Hall
   03 - Thomas J. Hansen
   04 - Jerry W. Kolb
   05 - Mark J. O'Brien
   06 - Christine Ortiz
   07 - Bernard G. Rethore
   08 - Lydia W. Thomas
   09 - Michael T. Tokarz
   10 - Stephen C. Van Arsdell
2. To approve, on an advisory basis, the compensation of the Company's named executive officers.
3. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2021.
4. To transact any other business properly brought before the Annual Meeting and any reconvened or rescheduled meeting following any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on December 14, 2020 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card.

Here's how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

- **Internet** – Go to **www.envisionreports.com/MWA**. Click Cast Your Vote or Request Materials.
- **Phone** – Call us free of charge at 1-866-641-4276.
- **Email** – Send an email to investorvote@computershare.com with "Proxy Materials Mueller Water Products, Inc." in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

  To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by January 28, 2021.